Exhibit 10.2

INDENTURE OF TRUST
by and between
ADAIR COUNTY INDUSTRIAL AUTHORITY
as the Authority
and
BANK OF OKLAHOMA, N.A.,
as Trustee
Relating to the Issuance of:
$13,515,000
Adair County Industrial Authority
Solid Waste Recovery Facilities Revenue Bonds
(Advanced Environmental Recycling Technologies, Inc. Project)
Series 2007

Dated as of December 1, 2007

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS; BOND INDENTURE TO CONSTITUTE CONTRACT

Section 1.01. Definitions	12
Section 1.02. Indenture to Constitute Contract	27

ARTICLE II

AUTHORIZATION, TERMS,

Section 2.01. Authorized Amount of Bonds	28
Section 2.02. All Bonds Equally and Ratably Secured by Trust Estate Except as Expressly Provided Herein; Limited Obligation of Bonds and Pledges Securing the Same	28
Section 2.03. Authorization of Bonds	28
Section 2.04. Execution of Bonds	31
Section 2.05. Registration, Transfer and Exchange of Bonds, Persons Treated as Owner	31
Section 2.06. Lost, Stolen, Destroyed and Mutilated Bonds	32
Section 2.07. Delivery of Bonds	32
Section 2.08. Trustee’s Authentication Certificate	33
Section 2.09. Cancellation and Destruction of Bonds by the Trustee	33
Section 2.10. Temporary Bonds	33
Section 2.11. Transfer Restrictions	33

ARTICLE III

REVENUES AND FUNDS

Section 3.01. Pledge of Trust Estate	34
Section 3.02. Establishment of Funds and Accounts	34
Section 3.03. Payments Into the Bond Principal Fund and the Bond Interest Fund	34
Section 3.04. Use of Monies in the Bond Principal Fund and the Bond Interest Fund	35
Section 3.05. Custody of the Bond Principal Fund and the Bond Interest Fund	35
Section 3.06. Payments Into the Reserve Fund	35
Section 3.07. Use of Moneys in the Reserve Fund	36
Section 3.08. Custody of the Reserve Fund	36
Section 3.09. Project Fund	36
Section 3.10. Custody of the Project Fund	38
Section 3.11. Nonpresentment of Bonds	38
Section 3.12. Monies to Be Held in Trust	38
Section 3.13. Repayment From the Funds	38

INDENTURE OF TRUST
     THIS INDENTURE OF TRUST, dated as of December 1, 2007 (as supplemented and amended, this “Indenture”), is executed by and between ADAIR COUNTY INDUSTRIAL AUTHORITY (the “Authority”), a public trust duly organized and existing under the laws of the State of Oklahoma for the benefit of Adair County, Oklahoma, and BANK OF OKLAHOMA, N.A., a national banking association having a corporate trust office located in the State of Oklahoma, as Trustee (the “Trustee”), being authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of Oklahoma.
W I T N E S S E T H :
     WHEREAS, Advanced Environmental Recycling Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), requested that the Authority finance and refinance costs of acquiring, constructing and equipping certain solid waste recovery facilities located within Adair County, Oklahoma, in accordance with that certain Loan Agreement, dated as of December 1, 2007 (as amended, the “Loan Agreement”), between the Authority and the Company; and
     WHEREAS, Title 60 Oklahoma Statutes 2001 Section 176 et seq., as amended, (the “Act”), authorizes the Authority to finance such costs; and
     WHEREAS, in order to finance such costs, the Authority shall issue its Adair County Industrial Authority Solid Waste Recovery Facilities Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2007 (the “Bonds”) pursuant to and secured by this Indenture; and
     WHEREAS, in accordance with the Loan Agreement, the Authority will loan the proceeds of the Bonds to the Company, and the Company will obligate itself to repay such loan to the Authority; and
     WHEREAS, the Bonds shall be secured as provided herein and in the Loan Agreement; and
     WHEREAS, the Bonds and the Trustee’s authentication certificate are to be substantially in the following form, with such necessary or appropriate variations, omissions and insertions as permitted or required by this Indenture:
[Remainder of page intentionally left blank]

[FORM OF SERIES 2007 BOND]
UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AUTHORITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
EXCEPT AS PROVIDED IN THE INDENTURE HEREIN DESCRIBED, UPON ANY TRANSFER OF A BENEFICIAL OWNERSHIP INTEREST (AS DEFINED IN THE INDENTURE) IN THE SERIES 2007 BOND, THE PURCHASER THEREOF SHALL BE DEEMED TO HAVE CERTIFIED TO THE TRUSTEE AND ACKNOWLEDGED, REPRESENTED AND AGREED WITH THE COMPANY AND THE UNDERWRITER (AS SUCH TERMS ARE DEFINED IN THE INDENTURE DESCRIBED HEREIN) THAT SUCH PURCHASER IS ACQUIRING THE SERIES 2007 BOND FOR ITS OWNS ACCOUNT AND THAT IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR (B) AN INSTITUTIONAL “ACCREDITED INVESTOR,” AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) OF THE 1933 ACT.
UNITED STATES OF AMERICA
STATE OF OKLAHOMA

No. R-___	$
ADAIR COUNTY INDUSTRIAL AUTHORITY
SOLID WASTE RECOVERY FACILITIES REVENUE BONDS
(ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. PROJECT)
SERIES 2007

Interest Rate	Maturity Date	Original Issue Date	CUSIP
8.00%	December 15, 2023	December 19, 2007	005407 AA9

REGISTERED OWNER:	**CEDE & CO.**

PRINCIPAL AMOUNT:	**THIRTEEN MILLION FIVE HUNDRED FIFTEEN THOUSAND DOLLARS**
     The Adair County Industrial Authority (the “Authority”), a public trust organized and existing under the laws of the State of Oklahoma for the benefit of Adair County, Oklahoma (the “County”), for value received, hereby promises to pay, from the sources hereinafter described, the Principal Amount stated above, in lawful money of the United States of America, to the Registered Owner stated above or the registered assigns, on the Maturity Date stated above (unless this Bond shall have been called for prior redemption, in which case on such redemption date), upon the presentation and surrender hereof at the designated corporate trust office of Bank of Oklahoma, N.A., as Trustee (the “Trustee”), in Oklahoma, City, Oklahoma, or at the principal office of its successor in trust under an Indenture of Trust, dated as of December 1, 2007 (the “Indenture”), between the Authority and the Trustee, and to pay, from like sources, to the Registered Owner stated above as of the close of business on the first day of the calendar month immediately prior to an Interest Payment Date (the “Regular Record Date”), by check or draft mailed by the Trustee on the Interest Payment Date to such Registered Owner at his address as it last appears on the registration books kept for that purpose at the office of the Trustee, interest on said sum in like coin or currency from the Original Issue Date stated above or from the most recent date from which interest has been paid or duly provided for, at the Interest Rate stated above, payable semiannually on June 15 and December 15 of each year, commencing June 15, 2008, on the basis of a 360-day year composed of twelve 30-day months, until payment of the principal hereof has been made or provided for. The Trustee may make payments of principal at maturity or upon redemption and payment of interest by wire transfer within the United States to any owner of at least $1,000,000 in aggregate principal amount of the Bonds requesting the same in writing addressed to the Trustee as provided in this Indenture. Any interest not timely paid or duly provided for shall cease to be payable to the Registered Owner hereof at the close of business on the applicable Regular Record Date and shall be payable to the Registered Owner hereof at the close of business on a Special Record Date (as defined in the Indenture) for the payment of any defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever monies become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Registered Owner hereof not less than ten calendar days prior thereto. If the date for making any payment or the last day for performance of any act or the exercise of any right, as provided in this Bond, shall not be a “Business Day” as defined in this Indenture, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Bond. Notwithstanding anything herein to the contrary, when this Bond is registered in the name of a Depository (as defined in this Indenture) or its nominee, the principal and redemption price of and interest on this Bond shall be payable in same day or federal funds delivered or transmitted to the Depository or its nominee.
     This Bond is one of a duly authorized series of bonds of the Authority designated as “Adair County Industrial Authority Solid Waste Recovery Facilities Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2007” (the “Bonds”). The Bonds have been issued under Title 60 Oklahoma Statutes 2001, Section 176 et seq., as amended (the “Act”), to finance and refinance costs of acquiring, constructing and equipping certain solid waste recovery facilities (the “Facilities”); to fund six months of capitalized interest on the Series

2007 Bonds; to fund a reserve fund with respect to the Series 2007 Bonds; and to fund certain costs of issuing the Series 2007 Bonds.
     This Bond is a limited obligation of the Authority payable solely from and secured by (a) a pledge of certain rights of the Authority under and pursuant to the Loan Agreement dated as of December 1, 2007 (the “Loan Agreement”), between the Authority and Advanced Environmental Recycling Technologies, Inc. (the “Company”); (b) a pledge of the Funds and Pledged Revenues other than the Rebate Fund (all as defined in the Indenture); (c) a mortgage interest on the Springdale Property, the Watts Property, the Lowell Property and the Junction Property (each as defined in the Indenture) (including personal property and equipment); (d) a Patent and Trademark Security Agreement from the Company for the benefit of the Trustee; and (e) an assignment of the Weyerhaeuser Agreement (as defined in the Indenture).
     This Bond shall not constitute or become an indebtedness, a debt or a liability of or a charge against the general credit or taxing power of the State of Oklahoma or any political subdivision thereof, including the County, but shall constitute a special, limited revenue obligation of the Authority only payable solely from and only to the extent of the revenues pledged in the Indenture, and neither the State of Oklahoma, nor any political subdivision thereof, including the County, shall be liable hereon; nor shall this Bond constitute the giving, pledging, or loaning of the faith and credit of the State of Oklahoma, or any political subdivision thereof, including the County. The issuance of this Bond shall not, directly or indirectly or contingently, obligate the State of Oklahoma or any political subdivision thereof, including the County, to levy or collect any form of taxes or assessments therefor or to create any indebtedness payable out of taxes or assessments or make any appropriation for the payment of this Bond, and such appropriation or levy is prohibited. The Authority has no taxing power.
     Reference is hereby made to the Indenture and the Loan Agreement for a description of the revenues pledged, the nature and extent of the security, the rights, duties and obligations of the Authority, the Trustee and the Registered Owners of the Bonds and the terms and conditions upon which the Bonds are, and are to be, secured, and a statement of the rights, duties, immunities and obligations of the Authority and the Trustee.
     The Bonds are subject to optional redemption by the Authority upon the written direction of the Company Representative as a whole or in part at any time, at a redemption price equal to the principal amount thereof to be redeemed and accrued but unpaid interest to the redemption date, in certain events of damage, destruction or condemnation to the property of the Company located in Watts, Oklahoma. The Bonds are also subject to optional redemption by the Authority upon the written direction of the Company Representative, as a whole, but not in part, at redemption prices equal to 110% of the outstanding principal amount thereof to be redeemed and accrued but unpaid interest to the redemption date, as a condition precedent to the acquisition of substantially all of the assets of the Company or in the event of the merger or consolidation of the Company, as provided in the Loan Agreement.
     The Bonds are also subject to mandatory sinking fund redemption by lot in such manner as the Trustee may determine pursuant to the Indenture, at a redemption price equal to 100% of the principal amount thereof and accrued but unpaid interest to the redemption date.

     Upon the occurrence of a Determination of Taxability, as defined in this Indenture, the Bonds are subject to mandatory redemption in whole at a redemption price equal to 105% of the Outstanding principal amount thereof, plus unpaid interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Company, but in no event later than 45 calendar days following the Trustee’s notification of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Bonds will not constitute an Event of Default under this Indenture and the sole remedy of the holders of the Bonds is the mandatory redemption of the Bonds pursuant to this paragraph.
     In the event less than all Bonds are to be redeemed pursuant to the optional or special redemption provisions of this Indenture, they shall be redeemed in such order of maturity as the Company Representative shall determine (less than all of the Bonds of a single maturity to be selected by lot in such manner as the Trustee may determine). Except as hereinafter provided, notice of the call for redemption shall be given by the Trustee by mailing by first class mail a copy of the redemption notice not more than 45 days nor less than 30 days prior to the redemption date to the Registered Owners of Bonds to be redeemed in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption of such Bonds for which no such failure or defect occurs. All Bonds called for redemption will cease to bear interest after the specified redemption date, provided collected funds for their payment are on deposit at the place of payment at the time of redemption.
     Notwithstanding the foregoing, no additional notice shall be required with respect to mandatory sinking fund redemption unless requested by the holders of 100% of the principal amount of the Bonds, and Bonds need not be presented for mandatory sinking fund redemption payment.
     The Bonds are issuable only as fully registered bonds in the minimum denominations of $100,000 and in any integral multiple of $5,000 in excess thereof. The Bonds shall initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), to be held in a book-entry system and: (a) such Bonds shall be registered in the name of the DTC or its nominee, as Bondholder, and immobilized in the custody of DTC; (b) unless otherwise requested by DTC, there shall be a single Bond certificate for each maturity; and (c) such Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Authority. The owners of beneficial interest in the Bonds shall not have any right to receive Bonds in the form of physical certificates. If any Depository determines not to continue to act as a Depository for the Bonds for use in a book-entry system, the Authority may attempt to have established a securities depository/book-entry system relationship with another qualified Depository under this Indenture. If the Authority does not or is unable to do so, the Authority and the Trustee, after the Trustee has made provision for notification to the owners of beneficial interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver Bond certificates in fully registered form (in authorized denominations of not less than $100,000) to the assignees of the Depository or its nominee.

     While a depository is the sole holder of the Bonds, delivery or notation of partial redemption of Bonds shall be effected in accordance with the provisions of the Letter of Representations, as defined in this Indenture.
     In addition to the words and terms defined elsewhere in this Bond, the following terms shall have the following meanings:
     “Beneficial Owner” means, with respect to the Bonds, a person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.
     “Beneficial Ownership Interest” means the beneficial right to receive payments and notices with respect to the Bonds which are held by a Depository under a book-entry system.
     “Book-entry form” or “book-entry system” means, with respect to the Bonds, a form or system, as applicable, under which (a) the Beneficial Ownership Interests may be transferred only through a book-entry; and (b) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as holder, with the physical Bond certificates “immobilized” in the custody of the Depository. The book-entry system maintained by and the responsibility of the Depository (and not maintained by or the responsibility of the Authority or the Trustee) is the record that identifies, and records the transfer of the interests of, the owners of beneficial (book-entry) interests in the Bonds.
     “Depository” means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book-entry system to record ownership of book-entry interests in Bonds, and to effect transfers of book-entry interests in Bonds, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.
     “Direct Participant” means a Participant as defined in the Letter of Representations.
     “Indirect Participant” means a person utilizing the book-entry system of the Depository by, directly or indirectly, clearing through or maintaining a custodial relationship with a Direct Participant.
     NEITHER THE COUNTY, THE COMPANY, NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DIRECT PARTICIPANT, INDIRECT PARTICIPANT OR ANY BENEFICIAL OWNER OR ANY OTHER PERSON NOT SHOWN ON THE REGISTRATION BOOKS OF THE TRUSTEE AS BEING A HOLDER WITH RESPECT TO: (A) THE BONDS; (B) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT; (C) THE TIMELY OR ULTIMATE PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON THE BONDS; (D) THE DELIVERY BY ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO REGISTERED OWNERS; (E) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE

BONDS; OR (F) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS REGISTERED OWNER.
     Except for the 15 days next preceding the mailing of notice of redemption of the Bonds (and, if this Bond or portion thereof is called, the period following the giving of such notice), this Bond is fully transferable by the Registered Owner hereof in person or by his duly authorized attorney on the registration books kept at the designated office of the Trustee upon surrender of this Bond, together with a duly executed written instrument of transfer satisfactory to the Trustee. Upon such transfer, a new fully registered bond or bonds of authorized denomination or denominations for the same aggregate principal amount and maturity will be issued to the transferee in exchange therefor, all upon payment of the charges and subject to the terms and conditions set forth in this Indenture. The Authority and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, whether or not this Bond shall be overdue, for the purpose of receiving payment (except as provided above with respect to Regular and Special Record Dates) and for all other purposes, and neither the Authority nor the Trustee shall be affected by any notice to the contrary. Bonds which are reissued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, then from the Original Issue Date.
     To the extent permitted by, and as provided in the Indenture, modifications or amendments of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Authority and of the owners of the Bonds may be made with the consent of the Authority and, in certain instances, with the consent of the owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding; provided, however, that no such modification or amendment shall be made which will affect the terms of payment of the principal of, premium, if any, or interest on any of the Bonds which are unconditional, unless consented to by all Bondholders. Any such consent by the owner of this Bond shall be conclusive and binding upon such owner and upon all future owners of this Bond and of any bond issued upon the transfer or exchange of this Bond whether or not notation of such consent is made upon this Bond.
     The owner of this Bond shall have no right to enforce the provisions of the Indenture, the provisions of which are incorporated herein by this reference, or to institute action to enforce the pledge, assignment or covenants made therein or to take any action with respect to an Event of Default under the Indenture or to institute, appear in or defend any suit, action or other proceeding at law or in equity with respect thereto, except as provided in this Indenture. In case an Event of Default under the Indenture shall occur, the principal of all the Bonds at any such time Outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in this Indenture. The Indenture provides that such declaration may in certain events be rescinded and annulled by the Trustee under certain circumstances.
     Neither the members of the Authority nor any person executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

     It is hereby certified, recited and declared that all conditions, acts and things required by the Constitution or statutes of the State of Oklahoma or by the Act or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this Bond exist, have happened and have been performed.
     This Bond shall not be entitled to any benefit under this Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose until the Trustee shall have signed the certificate of authentication hereon.
     IN WITNESS WHEREOF, Adair County Industrial Authority has caused this Bond to be signed in its name and on its behalf by the manual or facsimile signature of its Chairman, and a facsimile of its corporate seal to be affixed hereon and attested by the manual or facsimile signature of its Secretary.
[SEAL]

ADAIR COUNTY INDUSTRIAL AUTHORITY

By

, Chairman

Attest:

By

Secretary

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]
     This is one of the Bonds described in the within mentioned Indenture of Trust.

Bank of Oklahoma, N.A., as Trustee

By

Authorized Officer
[End Form of Trustee’s Certificate of Authentication]

[FORM OF ASSIGNMENT]
     FOR VALUE RECEIVED, the undersigned hereby sells. assigns and transfers unto

(Please print or typewrite name and address of Assignee)
(Tax Identification or Social Security No.)
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever. Signature must be guaranteed by a member of a Medallion Signature Program.
[End Form of Assignment]
[End of Form of Series 2007 Bond]

     WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Authority and to constitute this Indenture a valid, binding and legal instrument for the security of the Bonds in accordance with its terms, have been done and performed;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
GRANTING CLAUSES
     That the Authority, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the owners thereof and of the sum of One Dollar to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time Outstanding under this Indenture according to their tenor and effect and to secure the performance and observance of all the covenants and conditions in the Bonds and herein contained, and to declare the terms and conditions upon and subject to which the Bonds are issued and secured, has executed and delivered this Indenture and has granted, bargained, sold, alienated, assigned, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alienate, assign, pledge, set over and confirm unto Bank of Oklahoma, N.A., as Trustee, and to its successors and assigns forever, all and singular the following described property, franchises and income:
GRANTING CLAUSE FIRST
     The Loan Agreement, including the rights of the Authority under and pursuant to the Loan Agreement (other than the rights of the Authority under Sections 5.01(f), 8.05 and 10.04 of the Loan Agreement and other than the rights of the Authority to perform certain discretionary acts as reserved in the Loan Agreement) and the rights, title and interests granted, pledged, bargained, sold, conveyed and mortgaged by the Company therein, including Pledged Revenues (as herein defined):
GRANTING CLAUSE SECOND
     All Funds (except the Rebate Fund) established under this Indenture, except for monies deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption or tender of which has been duly given, and all Pledged Revenues payable to the Trustee by or for the account of the Authority pursuant to the Loan Agreement and this Indenture, subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in this Indenture:
GRANTING CLAUSE THIRD
     Any and all other interests in real or personal property of every name and nature from time-to-time hereafter by delivery or by writing of any kind specifically mortgaged, pledged or hypothecated, as and for additional security hereunder by the Authority or by anyone in its behalf or with its written consent in favor of the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof; and
     TO HAVE AND TO HOLD the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended to be, to the Trustee and its successors in said trust and assigns forever;
     IN TRUST, NEVERTHELESS, upon the terms herein set forth for the equal and proportionate benefit, security and protection of all owners of the Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any other of the Bonds except as specifically provided herein:
     PROVIDED, HOWEVER, that if the Authority, its successors or assigns shall well and truly pay, or cause to be paid, the principal of the Bonds and the premium, if any, and the interest due or to become due thereon, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Principal Fund and the Bond Interest Fund as hereinafter required or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, or certain securities as herein permitted, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon such final payments, this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture to be and remain in full force and effect.
     THIS INDENTURE FURTHER WITNESSETH and it is expressly declared that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights, interests and revenues and funds hereby pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Authority has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective owners from time-to-time of the Bonds as follows:
ARTICLE I
DEFINITIONS; BOND INDENTURE TO CONSTITUTE CONTRACT
     Section 1.01. Definitions. All words and phrases not otherwise defined herein shall have the same meanings as assigned to such words and phrases in Article I of the Loan Agreement and in Article I of this Indenture. In addition, the following terms, except where the context indicates otherwise, shall have the respective meanings set forth below:
     “Act” means Title 60 Oklahoma Statutes 2001 Section 176 et seq., as amended.
     “Additional Indebtedness” means all Indebtedness of the Company other than the Loan.
     “Approved Purchasers” means (a) Weyerhaeuser Company or any division or subsidiary or parent thereof, (b) Lowe’s Companies, Inc. or any division or subsidiary or parent thereof, and

(c) any additional purchaser approved by the holders of a majority in principal amount of the Bonds.
     “Audited Financial Statements” means, as to the Company, financial statements for a Fiscal Year, or for such other period for which an audit has been performed, prepared in accordance with generally accepted accounting principles, which have been audited and reported upon by independent certified public accountants.
     “Authority” means Adair County Industrial Authority, or any public entity succeeding to its rights and obligations under the Loan Agreement.
     “Authority Officer” means the Chairman, Vice Chairman or other officer of the Authority, and, when used with reference to an act or document, also means any other person authorized by resolution of the Authority to perform such act or sign such document.
     “Balloon Long-Term Indebtedness” means Long-Term Indebtedness 20% or more of the principal payments of which are due in any 12-month period, which portion of the principal is not required by the documents pursuant to which such Indebtedness is issued to be amortized by redemption prior to such date.
     “Beneficial Owner” means, with respect to any Bonds in Book-Entry Form, a Person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.
     “Beneficial Ownership Interest” means the beneficial right to receive payments and notices with respect to the Bonds which are held by a Depository under a book-entry system.
     “Board” means the Board of Directors of the Company.
     “Bonds” or “Series 2007 Bonds” means the Adair County Industrial Authority Solid Waste Recovery Facilities Revenue Bonds (Advanced Environmental Recycling Technologies, Inc. Project) Series 2007.
     “Bond Interest Fund” means the Bond Interest Fund created in this Indenture.
     “Bond Principal Fund” means the Bond Principal Fund created in this Indenture.
     “Bondholder” or “holder” or “owner” of Bonds means the Registered Owner of any Bond.
     “Book-Entry Form” or “book-entry system” means, with respect to any Bonds, a form or system, as applicable, under which (a) the Beneficial Ownership Interests may be transferred only through a book-entry and (b) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as holder, with the physical Bond certificates “immobilized” in the custody of the Depository. The book-entry system maintained by and the responsibility of the Depository (and not maintained by or the responsibility of the Authority or the Trustee) is the record that identifies, and records the transfer of the interests of, the owners of book-entry interests in such Bonds.

     “Business Day” means any day other than a Saturday, a Sunday or any other day on which the New York Stock Exchange or banks are authorized or obligated by law or executive order to close in New York, New York, or any city in which the designated corporate trust office of the Trustee is located.
     “Capitalized Interest Fund” means the Capitalized Interest Fund created pursuant to Section 3.22 hereof.
     “Code” means the Internal Revenue Code of 1986, and the regulations issued from time-to-time thereunder.
     “Commitment Indebtedness” means the obligation of the Company to repay amounts disbursed pursuant to a commitment from a financial institution to refinance when due other Indebtedness (including accrued and unpaid interest thereon) of the Company or to purchase when tendered for purchase by the holder thereof in accordance with the terms thereof other Indebtedness (including accrued and unpaid interest thereon) of the Company, which other Indebtedness was incurred in accordance with the provisions of the Loan Agreement, plus any fees payable to such financial institution for such commitment and any other expenses (including collection) thereunder, including, without limitation, amounts disbursed and fees and expenses payable in connection with any Credit Facility.
     “Company” or “Corporation” means Advanced Environmental Recycling Technologies, Inc., a Delaware corporation, and its successors and assigns.
     “Company Representative” or “Corporation Representative” means the executive director or chief financial officer of the Company or any other person designated as such by an instrument in writing delivered to the Authority and the Trustee by the chief executive officer of the Company or chief financial officer.
     “Completion Date” means the date of the completion of the acquisition, construction, improvement and equipping of the Facilities described in Exhibit A to the Loan Agreement, as evidenced by the certificate of the Company filed with the Trustee as required by the Loan Agreement.
     “Completion Indebtedness” means any Long-Term Indebtedness incurred by the Company for the purpose of financing the completion of the acquisition, construction or equipping of the facilities for which Long-Term Indebtedness has theretofore been incurred in accordance with the provisions of the Loan Agreement, to the extent necessary to provide a completed and equipped facility of the type and scope contemplated at the time that such Long-Term Indebtedness theretofore incurred was originally incurred, and, to the extent the same shall be applicable, in accordance with the general plans and specifications for such facility as originally prepared with only such changes as have been made in conformance with the documents pursuant to which such Long-Term Indebtedness theretofore incurred was originally incurred.
     “Consultant” means a firm or firms designated in a certificate of the Company Representative which is not, and no member, stockholder, director, officer, trustee or employee of which is, an officer, director, trustee or employee of the Company, and which is a professional management consultant of national repute for having the skill and experience necessary to render the particular report required by the provision of the Loan Agreement in which such requirement appears.
     “Cost of Issuance Fund” means the Cost of Issuance Fund created pursuant to this Indenture.
     “Cost of the Project” means the sum total of all reasonable or necessary costs incidental to the financing of the Facilities described in the Loan Agreement.
     “County” means Adair County, Oklahoma, a political subdivision of the State of Oklahoma, and the beneficiary of the Authority and on whose behalf the Bonds are issued by the Authority.
     “Credit Facility” means a line of credit, letter of credit, standby bond purchase agreement or similar credit enhancement or liquidity facility established in connection with the issuance of Indebtedness to provide credit or liquidity support for such Indebtedness.
     “Current Assets” means unrestricted cash of the Company or other assets of the Company which are expected to be converted into cash or consumed in the production of income within the greater of one year and the normal operating cycle of the Company, all determined in according with generally accepted accounting principles.
     “Current Liabilities” means liabilities of the Company expected to be liquidated in the greater of one year and the normal operating cycle of the Company, excluding any liability otherwise classified as current which will be settled from other than Current Assets, all determined in according with generally accepted accounting principles.
     “Current Ratio” means the ratio of Current Assets to Current Liabilities.
     “Debt to Equity Ratio” means the ratio of (a) Indebtedness, to (b) excess of total assets of the Company over total liabilities.
     “Deposit Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of December 1, 2007, among the Trustee, the Authority, the Depository Bank and the Company.
     “Depository” means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book-entry system to record ownership of book-entry interests in bonds, and to effect transfers of book-entry interests in bonds in book-entry form, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.
     “Depository Bank” means Liberty Bank of Arkansas, or any subsequent depository bank named pursuant to the Deposit Account Control Agreement.
     “Determination of Taxability” means and shall occur when, (a) the Trustee receives written notice from the Company or a majority of Bondholders, supported by an Opinion of

Bond Counsel which shall be a nationally recognized firm with expertise in the area of federal taxation of municipal bonds, that interest on the Bonds is includable in the gross income of holders of the Bonds of any series for federal income tax purposes; or (b) the Internal Revenue Service shall claim in writing that interest on the Bonds of any series is includable in the gross income of holders of such Bonds for federal income tax purposes.
     “Direct Participant” means a Participant as defined in the Letter of Representations.
     “Environmental Law” means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1976, 42 U.S.C. §§ 9601 et seq.; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by SARA, 42 U.S.C. §§ 1820 et seq.; (c) the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1810 et seq.; (d) the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; (e) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 9601 et seq.; (f) the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; (g) the Clean Air Act, 42 U.S.C. §§ 7412 et seq.; and (h) and any related laws of the State of Oklahoma or ordinances or resolutions of any subdivision thereof, as any such acts, powers and duties may be amended, modified or supplemented and any regulations promulgated pursuant to any of the foregoing statutes.
     “Escrowed Interest” means amounts (but not including any interest earnings thereon, except as otherwise provided in the Loan Agreement) deposited in escrow in connection with the issuance of Long-Term Indebtedness and either held as cash or invested in noncallable Government Obligations to pay interest on such Long-Term Indebtedness (but shall not include capitalized or borrowed interest).
     “Equipment” means those items of machinery, equipment or other personal property installed in the Springdale Property, Lowell Property, Junction Property or Watts Property and pledged to the repayment of the Loan pursuant to the Loan Agreement, and any item of machinery, equipment or other personal property or fixtures acquired and installed in substitution or replacement thereof, less such machinery, equipment or other personal property or fixtures as may be released from such pledge pursuant to the Loan Agreement or taken by exercise of the power of eminent domain as provided in the Loan Agreement, as such items may at any time exist.
     “Event of Default” or “event of default” means those defaults specified in this Indenture or the Loan Agreement, as appropriate.
     “Facilities” means the plastic waste reclamation and recycling facilities of the Company financed or refinanced with proceeds of the Series 2007 Bonds, located in the City of Watts, Oklahoma, as more particularly described in Exhibit A to the Loan Agreement.
     “Fiscal Year” means the fiscal year of the Company.
     “Funds” means the Project Fund, the Bond Principal Fund, the Bond Interest Fund, the Reserve Fund, the Capitalized Interest Fund, the Costs of Issuance Fund and the Rebate Fund, and any account created therein, all as established and created by this Indenture.
     “Governing Body” means the Board of Directors of the Company.

     “Government Obligations” means:
     (a) Direct obligations (other than an obligation subject to variation in principal repayment) of the United States of America;
     (i) obligations fully and unconditionally guaranteed as to timely payment of principal and interest by the United States of America;
     (ii) obligations fully and unconditionally guaranteed as to timely payment of principal and interest by any agency or instrumentality of the United States of America when such obligations are backed by the full faith and credit of the United States of America;
     (iii) evidences of ownership or proportionate interests in future interest and principal payments on obligations described above held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor and the underlying government obligations are not available to any person claiming through the custodian or to whom the custodian may be obligated, provided, however, that Government Obligations described in this subsection (iii) may only be used in connection with a defeasance of the Bonds under this Indenture; or
     (iv) securities of or other interests in any open-end or closed-end management type investment company or investment trust registered under the federal “Investment Company Act of 1940,” 15 U.S.C. Section 80(a)-1 et seq., if the portfolio of such investment company or investment trust is limited to United States of America obligations which are backed by the full faith and credit of the United States of America and to repurchase agreements fully collateralized by such obligations and if any such investment company or investment trust actually takes delivery of such collateral, either directly or through an authorized custodian.
     (b) Pre-refunded municipal obligations rated “AAA” by Standard & Poor’s Rating Services and “AAA” by Moody’s Investors Service meeting the following requirements:
     (i) the municipal obligations are (A) not subject to redemption prior to maturity; or (B) the bond trustee therefor has been given irrevocable instructions concerning their call and redemption and the issuer of the municipal obligations has covenanted not to redeem such municipal obligations other than as set forth in such instructions;
     (ii) the municipal obligations are secured by cash or obligations described in paragraphs (a)(i), (ii), (iii), (iv) or (v) above, which may be applied only to payment of the principal of, interest and premium on such municipal obligations;

     (iii) the principal of and interest on the obligations described in paragraphs (a)(i), (ii), (iii), (iv) or (v) above (plus any cash in the escrow) has been verified by the report of independent certified public accountants to be sufficient to pay in full all principal of, interest and premium, if any, due and to become due to the municipal obligations (“Verification”);
     (iv) the cash or obligations described in paragraph (a) above serving as security for the municipal obligations are held by an escrow agent or trustee in trust for owners of the municipal obligations;
     (v) no substitution of an obligation described in paragraph (a) above shall be permitted except with another obligation described in paragraph (a) above and upon delivery of a new Verification; and
     (vi) the cash or obligations described in paragraph (a) above are not available to satisfy any other claims, including those by or against the bond trustee or escrow agent.
     “Guaranty” means any obligation of the Company guaranteeing in any manner, directly or indirectly, any obligation of any Person, which obligation of such other Person would, if such obligation were the obligation of the Company, constitute Indebtedness under the Loan Agreement. For the purposes of the Loan Agreement, so long as no payments are required to be made under such Guaranty and so long as such Guaranty constitutes a contingent liability under generally accepted accounting principles, the aggregate principal amount of any indebtedness in respect of which the Company shall have executed and delivered its Guaranty shall be deemed to be equal to 20% of the principal amount borrowed under such guaranteed indebtedness Outstanding at the time any computation is being made, and the aggregate annual principal and interest payments on any indebtedness in respect of which the Company shall have executed and delivered its Guaranty shall be deemed to be equal to 20% of the amount which would be payable as principal of and the interest on the indebtedness for which a Guaranty shall have been issued during the Fiscal Year for which any computation is being made, provided that if there shall have occurred a default under the guaranteed obligation of any direct or indirect payment by the Company on such Guaranty, then, during the period commencing on the date of such default of payment and ending as the case may be on the day on which such default is cured or on the day which is two years after such other Person resumes making all payments on such guaranteed obligation, 100% of such guaranteed indebtedness shall be taken into account.
     “Hazardous Material” means: (a) any substances defined as “hazardous substances,” “pollutants,” “contaminants,” “hazardous materials,” “hazardous wastes,” or “hazardous or toxic substances” or related materials as now or hereafter defined in any Environmental Law; (b) those substances listed or otherwise identified as substances of the type referred to in the preceding subsection (a) in the regulations adopted and issued pursuant to any Environmental Law, as the same may be amended, modified or supplemented; (c) any friable asbestos, airborne asbestos in excess of that generally found in the atmosphere, respectively, where the facilities of the Company are located, or any substance or material containing asbestos, excluding any such materials located on the solid waste disposal or manufacturing facilities of the Company prior to the date of the Loan Agreement so long as such materials are contained, maintained, abated, or removed in compliance with all applicable Environmental Laws; and (d) any substance the presence of which on the Facilities is prohibited by any applicable Environmental Law; provided that Hazardous Material shall not include any such substances used in or resulting from the ordinary operation of a facility constituting solid waste recycling facilities or for the cleaning of the Facilities; provided that such substances are stored, handled and disposed of in compliance with all applicable Environmental Laws and other applicable laws and regulations.
     “Improvements” means the real property improvements located on the Site and pledged pursuant to the Loan Agreement.
     “Income Available for Debt Service” means, as to any Fiscal Year or other specified period, (a) excess of revenues over expenses of the Company before depreciation, amortization and interest expense on Long-Term Indebtedness, as determined from the Audited Financial Statements or as otherwise herein provided, provided that unrealized gains and losses on investments will not be recognized in the calculation of Income Available for Debt Service, plus (b) capitalized or funded interest available for and scheduled to be applied to interest obligations accrued during such period; provided, however, that (i) no determination thereof shall take into account any gain or loss resulting from either the extinguishment of Indebtedness or the sale, exchange or other disposition of capital assets not made in the ordinary course of business, and (ii) revenues shall not include earnings from the investment of Escrowed Interest or earnings constituting Escrowed Interest.
     “Indebtedness” means (a) all obligations of the Company for borrowed money including, but not limited to, the Loan; (b) all installment sales, conditional sales and capital lease obligations incurred or assumed by the Company as purchaser; and (c) all Guaranties, whether constituting Long-Term Indebtedness or Short-Term Indebtedness. Indebtedness shall not include any other obligation incurred by the Company in the ordinary course of business, any obligation to contribute to self-insurance, pension or other risk management programs, indemnification obligations incurred with respect to Commitment Indebtedness, or any fees or expenses payable in connection with the incurrence of Indebtedness.
     “Indenture” means this Indenture of Trust between the Authority and the Trustee, including any indentures supplemental thereto made in conformity therewith, pursuant to which the Bonds are authorized to be issued and secured.
     “Independent Architect” means an architect, engineer or firm of architects and engineers selected by the Company with the approval of a majority in principal amount of the Bondholders.
     “Indirect Participant” means a Person utilizing the book-entry system of the Depository by, directly or indirectly, clearing through or maintaining a custodial relationship with a Direct Participant.
     “Insurance Consultant” means a firm or Person selected by the Company Representative and approved by a majority of the Bondholders or Beneficial Owners which is not, and no member, stockholder, director, trustee, officer or employee of which is, an officer, director, trustee or employee of the Company and which is qualified to survey risks and to recommend insurance coverage for solid waste recycling facilities and services and organizations engaged in such operations and which may provide insurance coverage for the Company.
     “Interest Payment Dates” means June 15 and December 15 of each year, commencing June 15, 2008.
     “Junction Deed of Trust” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of the date hereof, with respect to certain property of the Company located in Junction, Texas.
     “Junction Property” means the real property described in the Junction Deed of Trust.
     “Letter of Representations” means any Letter of Representations from the Authority and the Trustee to the Depository which may be entered into in connection with the issuance of the Bonds in a book-entry system, as supplemented and amended from time-to-time.
     “Lien” means any mortgage, deed of trust or pledge of, security interest in, or encumbrance on the assets of the Company, or sale of accounts receivable with recourse to, the Company which secures any Indebtedness.
     “Loan” means the loan by the Authority to the Company of the proceeds from the sale of the Bonds (exclusive of accrued interest paid by the initial purchasers of any Bonds) pursuant to the Loan Agreement.
     “Loan Agreement” means the Loan Agreement between the Authority and the Company, dated as of December 1, 2007, and any amendments and supplements thereto made in conformity with the requirements thereof and of this Indenture.
     “Loan Payments” means those payments required to be paid by the Company identified as Loan Payments pursuant to the Loan Agreement.
     “Long-Term Debt Service Coverage Ratio” means, except as otherwise provided in the Loan Agreement, for any Fiscal Year or other specified period, the ratio determined by dividing the Income Available for Debt Service by Maximum Annual Debt Service. When calculating the Long-Term Debt Service Coverage Ratio, (a) capitalized interest shall not be counted as income unless it will be available and applied in the same year as the Maximum Annual Debt Service will occur; and (b) payments to be made in respect of principal and interest on any revolving credit or similar agreement secured solely by a pledge of accounts receivable and inventory shall not be included in determining Maximum Annual Debt Service.
     “Long-Term Debt Service Requirement” means, for any Fiscal Year or other specified period, the aggregate of the payments to be made in respect of principal and interest (whether or not separately stated) on Outstanding Long-Term Indebtedness of the Company during such period, also taking into account:
     (a) with respect to Balloon Long-Term Indebtedness, (i) the amount of principal which would be payable in such period if such principal were amortized from the date of incurrence thereof over a period of 20 years on a level debt service basis at an interest rate equal to the rate borne by such Indebtedness on the date calculated, except that if the date of calculation is within 12 months of the actual maturity of such Indebtedness, the full amount of principal payable at maturity shall be included in such calculation; or (ii) principal payments or deposits with respect to Indebtedness secured by an irrevocable letter of credit issued by, or an irrevocable line of credit with a bank having a combined capital and surplus of at least $50,000,000, or insured by an insurance policy issued by any insurance company rated at least “A” by Alfred M. Best Company or its successors in Best’s Insurance Reports or its successor publication, nominally due in the last Fiscal Year in which such Indebtedness matures may, at the option of the Company Representative, be treated as if such principal or interest payments or deposits were due as specified in any loan agreement issued in connection with such letter of credit, line of credit or insurance policy or pursuant to the repayment provisions of such letter of credit, line of credit or insurance policy, and interest on such Indebtedness after such Fiscal Year shall be assumed to be payable pursuant to the terms of such loan agreement or repayment provisions;
     (b) with respect to Long-Term Indebtedness which is Variable Rate Indebtedness, the interest on such Indebtedness shall be calculated at the rate which is equal to the average of the actual interest rates which were in effect (weighted according to the length of the period during which each such interest rate was in effect) for the most recent 12-month period immediately preceding the date of calculation for which such information is available (or such shorter period, but not less than six months, if such information is not available for a 12-month period), except that with respect to new Variable Rate Indebtedness, and Variable Rate Indebtedness issued within the last six months, the interest rate for such Indebtedness for the initial interest rate period shall be such interest rate as determined in writing delivered to the Trustee by a banking, investment banking or financial advisory firm, which shall be knowledgeable in matters relating to finance for solid waste recycling facilities; and
     (c) with respect to any Commitment Indebtedness providing for payment of other Long-Term Indebtedness, to the extent that amounts are not then due and owing for advances made by the creditor with respect thereto, the principal and interest relating to such Commitment Indebtedness shall not be included in any computations with respect to Income Available for Debt Service or the Long-Term Debt Service Requirement; provided, however, that interest shall be excluded from the determination of Long-Term Debt Service Requirement to the extent that Escrowed Interest is available to pay such interest (but the amount excluded shall not take into account interest earnings on such Escrowed Interest unless there shall have been delivered to the Trustee a report of an independent firm of nationally recognized certified public accountants verifying that such amount of interest can be timely paid from such escrow).
     “Long-Term Indebtedness” means all Indebtedness having a maturity longer than one year incurred or assumed by the Company, including:
     (a) money borrowed for an original term, or renewable at the option of the borrower for a period from the date originally incurred, longer than one year;

     (b) leases which are required to be capitalized in accordance with generally accepted accounting principles having an original term, or renewable at the option of the lessee for a period from the date originally incurred, longer than one year;
     (c) installment sale or conditional sale contracts incurred or assumed by the Company as purchaser having an original term in excess of one year;
     (d) Short-Term Indebtedness if a commitment by a financial lender exists to provide financing to retire such Short-Term Indebtedness and such commitment provides for the repayment of principal on terms which would, if such commitment were implemented, constitute Long-Term Indebtedness; and
     (e) the current portion of Long-Term Indebtedness.
     “Lowell Mortgage” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of the date hereof, with respect to certain property of the Company located in Lowell, Arkansas.
     “Lowell Property” means the real property described in the Lowell Mortgage.
     “Maximum Annual Debt Service” means the highest Long-Term Debt Service Requirement for any current or succeeding Fiscal Year or other specified period.
     “Monthly Payments” means monthly payments to be made by the Company pursuant to the Loan Agreement in an amount as follows:
     (a) for the period from June 15, 2008 through December 14, 2008, inclusive, equal to the quotient obtained by dividing the interest due and payable on the Bonds on the next succeeding Interest Payment Date by six, plus any deposits to the Reserve Fund required pursuant to the Loan Agreement;
     (b) for the period from December 15, 2008 and thereafter, equal to (a) the sum of (i) the quotient obtained by dividing the amount of principal and redemption premium, if any, of the Bonds due and payable on the next succeeding payment date for principal (whether at their stated maturities, date called for optional redemption or by mandatory sinking fund redemption) by 12, and (ii) the quotient obtained by dividing the interest due and payable on the Bonds on the next succeeding Interest Payment Date by six; and (b) any deposits to the Reserve Fund required pursuant to the Loan Agreement.
     “Net Book Value” when used in connection with Property, Plant and Equipment or other property means the value of such property, net of accumulated depreciation or amortization, if applicable and as the case may be, as it is carried on the books of the Company in conformity with generally accepted accounting principles.
     “Net Proceeds” means the gross proceeds of any insurance or condemnation awards or the gross proceeds received pursuant to any title insurance policy with respect to any Property, Plant and Equipment pledged to the payment of the Loan pursuant to the Loan Agreement, the

Springdale Mortgage or the Watts Mortgage, less such fees and expenses incurred in collecting the same.
     “Nonrecourse Indebtedness” means any Indebtedness incurred to finance the purchase by the Company of tangible property secured solely by a Lien on such property, the liability for which is limited to the property subject to such Lien with no recourse, directly or indirectly, to any other assets of the Company.
     “Notice Beneficial Owners” means those Beneficial Owners who have given their addresses and facsimile numbers to the Company.
     “Officer’s Certificate” means a certificate signed by the Company Representative. Each Officer’s Certificate presented pursuant to the Loan Agreement shall state that it is being delivered pursuant to (and shall identify the section or subsection of), and shall incorporate by reference and use in all appropriate instances all terms defined in, the Loan Agreement.
     “Operating Expenses” shall mean all expenditures required in the operation and maintenance of the Improvements including those that result in both current period expenses as well as current assets or current liabilities under generally accepted accounting principles, and including, the following items, without intending to limit the generality of the foregoing:
     (a) expenditures for operation (including all utilities and fees payable under management and/or operating agreements), maintenance, repair, alterations, insurance and inspection;
     (b) salaries and expenditures for professional, managerial, supervisory, administrative, engineering, architectural, legal, financial, auditing and consulting services, including the reasonable annual compensation and expenses of the officers and directors of the Company allocable to the Improvements and including the fees of and other amounts payable to the Trustee and the Authority;
     (c) all taxes or contributions or payments in lieu thereof, assessments and charges, including, without intending to limit the generality of the foregoing, income, profits, sales, use, property, franchise, and excise taxes;
     (d) obligations under contracts for supplies, services and pensions and other employee benefits;
     (e) purchases of merchandise and other inventory items; and
     (f) rentals payable under leases not intended by the Company to evidence the acquisition of capital assets, as determined in accordance with generally accepted accounting principles; provided, however, that rentals payable under leases which, under generally accepted accounting principles would be treated as evidencing the acquisition of a capital asset shall be includable within Operating Expenses, if so designated by the Company; provided, however, the term “Operating Expenses” shall not be construed to include (i) depreciation, (ii) amortization, and (iii) the annual Long-Term Debt Service Requirement.

     “Opinion of Bond Counsel” means an opinion in writing signed by an attorney or firm of attorneys acceptable to the Trustee and experienced in the field of municipal bonds whose opinions are generally accepted by purchasers of municipal bonds.
     “Opinion of Counsel” means an opinion in writing signed by an attorney or firm of attorneys, acceptable to the Trustee, who may be counsel for the Company or other counsel acceptable to the Trustee.
     “Outstanding” means, as of any particular time, all Bonds which have been duly authenticated and delivered by the Trustee under this Indenture, except:
     (a) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation after purchase in the open market or because of payment at or redemption prior to maturity;
     (b) Bonds for the payment or redemption of which cash funds (or securities to the extent described in this Indenture) shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds); provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and
     (c) Bonds in lieu of which other Bonds have been authenticated under this Indenture.
     Bonds which do not pay interest currently in accordance with their terms shall be deemed to be Outstanding in an amount equal to their accreted value at the applicable time.
     “Parity Indebtedness” means Indebtedness of the Company secured on a parity basis with the Bonds, except to the extent provided in Section 8.13 of the Loan Agreement.
     “Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of the date hereof, from the Company for the benefit of the Trustee.
     “Permitted Investments” means any of the following which at the time are legal investments under the laws of the State of Oklahoma for moneys held under this Indenture and then proposed to be invested therein:
     (a) Government Obligations;
     (b) negotiable certificates of deposit issued by, or banker’s acceptances drawn on and accepted by, any bank, including the Trustee, the certificate of deposit or debt obligations of which (or if such bank, is the principal bank in a bank holding company, debt obligations of the bank holding company) are rated, at the time such certificates or acceptances are issued, in one of the two highest Rating Categories;

     (c) repurchase agreements with any U.S. commercial bank, or with any United States Government securities dealer, provided that such repurchase agreements are fully secured by Government Obligations, and provided further that (i) such collateral is held by the Trustee or any agent acting solely for the Trustee during the term of such repurchase agreement; (ii) such collateral is not subject to liens or claims of third parties and the Trustee has a perfected first security interest in the collateral; (iii) such collateral has a market value (determined at least once every 14 days) at least equal to 102% of the amount invested in the repurchase agreement; and (iv) the failure to maintain such collateral at the level required in (iii) above will require the Trustee to liquidate the collateral;
     (d) certificates of deposit issued by any bank, savings institution or trust company, including the Trustee, and time deposits in any bank, savings institution or trust company, including the Trustee, as to which principal is fully insured by a federally sponsored deposit insurance program; and
     (e) money market funds which are rated in the highest Rating Category and are fully collateralized by Government Obligations.
     “Permitted Liens” shall have the meaning assigned to it in Section 8.10(b) of the Loan Agreement.
     “Person” means an individual, association, unincorporated organization, corporation, partnership, joint venture, business trust or a government or an agency or a political subdivision thereof, or any other entity.
     “Pledged Revenues” means the rights to receive all the receipts, revenues, cash and income of the Company from whatever source derived, whether in the form of accounts receivable, contract rights, chattel paper, general intangibles, profits and income, or other rights, and the proceeds of such rights, whether now owned or held or hereafter coming into existence.
     “Project” means the acquisition, construction and equipping of the Facilities.
     “Project Fund” means the Project Fund created pursuant to this Indenture.
     “Property, Plant and Equipment” means real and personal, tangible and intangible property owned by the Company which is property, plant and equipment under generally accepted accounting principles.
     “Rating Agency” means Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and their respective successors and assigns.
     “Rating Category” or “Categories” means the rating category or categories respectively of each Rating Agency.

     “Rebate Analyst” means an attorney or firm of attorneys or accountant or firm of accountants or other Person hired by the Company to assist the Company in compliance with the arbitrage rebate requirements of Section 4.06 of the Loan Agreement.
     “Rebate Fund” means the Rebate Fund created in this Indenture.
     “Registered Owner” means the Registered Owner of any Bonds, as shown on the registration books of the Trustee.
     “Regular Record Date” means the close of business on the first day of the calendar month immediately preceding a regularly scheduled Interest Payment Date for the Bonds.
     “Reserve Fund” means the Reserve Fund created pursuant to this Indenture.
     “Reserve Fund Credit Enhancement” means any letter of credit credited to the Reserve Fund or any account therein as provided in the Loan Agreement in lieu of cash or Permitted Investments on deposit in the Reserve Fund.
     “Reserve Requirement” means the lesser of Maximum Annual Debt Service and 10% of the then-outstanding principal amount of the Bonds.
     “Short-Term Indebtedness” means Indebtedness with a term of less than one year.
     “Significant Bondholder” shall mean any one Beneficial Owner of greater than 50% of the Beneficial Ownership Interest in Bonds then Outstanding, and if no one Beneficial Owner owns greater than 50% of the Beneficial Ownership Interest in Bonds then Outstanding, then the provisions relating to the Significant Bondholder shall not apply
     “Site” means the real property described as the Watts Mortgage, less any such real property released under the provisions of the Loan Agreement.
     “Special Record Date” means a special record date fixed to determine the names and addresses of Registered Owners for purposes of paying interest on a special Interest Payment Date for the payment of defaulted interest, all as further provided in this Indenture.
     “Springdale Mortgage” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of the date hereof, with respect to certain property of the Company located in Springdale, Arkansas.
     “Springdale Property” means the real property described in the Springdale Mortgage.
     “Subordinated Debt” means any Indebtedness the payment of which is specifically subordinated to the payment of principal and interest on the Bonds and evidenced by a writing which contains provisions substantially as provided in the Loan Agreement and for which the Company has received an Opinion of Counsel to the effect that such Indebtedness constitutes Subordinated Debt.

     “Tax Certificate” means the Tax Certificate as to Arbritrage and the Provisions of Sections 103 and 141-150 of the Internal Revenue Code, executed by the Authority and the Company relating to the tax-exempt status of the Bonds and including any amendments or supplements thereto.
     “Transfer” means any act or occurrence the result of which is to dispossess any Person of any asset or interest therein, including specifically, but without limitation, the forgiveness of any debt, but shall not include leases and operating contracts governed by the Loan Agreement.
     “Trust Estate” means the property pledged, assigned and mortgaged to the Trustee pursuant to the granting clauses of this Indenture.
     “Trustee” means Bank of Oklahoma, N.A., as trustee, and its successors and assigns.
     “Underwriter” means Gates Capital Corporation, and its successors and assigns; provided that any purchaser of a Bond from the Underwriter shall not be considered as successor or assign thereof.
     “Variable Rate Indebtedness” means any portion of Indebtedness the interest rate on which has not been established at a fixed or constant rate to maturity.
     “Watts Mortgage” means the Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of the date hereof with respect to certain property leased by the Company in Watts, Oklahoma.
     “Watts Property” means collectively the Improvements and the Site.
     “Weyerhaeuser Agreement” means the agreement between the Company and Weyerhaeuser Company dated February 5, 2007, as amended from time to time.
     “Weyerhaeuser Assignment Agreement” means the Weyerhaeuser Assignment Agreement, dated as of the date hereof, from the Company for the benefit of the Trustee.
     Section 1.02. Indenture to Constitute Contract. In consideration of the purchase and acceptance of any or all of the Bonds by those who shall own the same from time-to-time, the provisions of this Indenture shall be part of the contract of the Authority with the owners of the Bonds, and shall be deemed to be and shall constitute contracts among the Authority, the Trustee and the owners from time-to-time of the Bonds. The pledge made in this Indenture and the provisions, covenants and agreements herein set forth to be performed by or on behalf of the Authority shall be for the equal benefit, protection and security of the owners of any and all of the Bonds except as specifically provided herein. All of the Bonds, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Bonds over any other thereof, except as expressly provided in or pursuant to this Indenture.

ARTICLE II
AUTHORIZATION, TERMS,
     Section 2.01. Authorized Amount of Bonds. No Bonds may be issued under this Indenture except in accordance with this Article. The total principal amount of Bonds that may be issued hereunder is hereby expressly limited to, and the amount hereby authorized to be issued shall be, $13,515,000.
     Section 2.02. All Bonds Equally and Ratably Secured by Trust Estate Except as Expressly Provided Herein; Limited Obligation of Bonds and Pledges Securing the Same. All Bonds issued under this Indenture and at any time Outstanding shall in all respects be equally and ratably secured hereby, without preference, priority or distinction as to date or dates or the actual time or times of the issue or maturity of the Bonds, so that all Bonds at any time issued and Outstanding hereunder shall have the same right, Lien and preference under and by virtue of this Indenture, and shall all be equally and ratably secured hereby, except as otherwise expressly provided herein.
     The Bonds shall be special, limited revenue obligations of the Authority payable solely out of the security specified in this Indenture. The Bond shall not constitute or become an indebtedness, a debt or a liability of or a charge against the general credit or taxing power of the State of Oklahoma or any political subdivision thereof, including the County, but shall constitute a special, limited revenue obligation of the Authority only payable solely from and only to the extent of the Trust Estate pledged in the Indenture, and neither the State of Oklahoma, nor any political subdivision thereof, including the County, shall be liable thereon; nor shall the Bonds constitute the giving, pledging, or loaning of the faith and credit of the State of Oklahoma, or any political subdivision thereof, including the County. The issuance of the Bonds shall not, directly or indirectly or contingently, obligate the State of Oklahoma or any political subdivision thereof, including the County, to levy or collect any form of taxes or assessments therefor or to create any indebtedness payable out of taxes or assessments or make any appropriation for the payment of the Bonds, and such appropriation or levy is prohibited. The Authority has no taxing power.
     Nothing in the Act shall be construed to authorize the Authority to create a debt of the State of Oklahoma within the meaning of the Constitution or statutes of the State of Oklahoma or authorize the Authority to levy or collect taxes or assessments. Neither the members of the Authority nor any person executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. The State of Oklahoma shall not in any event be liable for the payment of the principal of, premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever undertaken by the Authority. No breach of any such pledge, mortgage, obligation or agreement shall impose any pecuniary liability upon the State of Oklahoma or any charge upon its general credit or against its taxing power.
     Section 2.03. Authorization of Bonds. There is hereby authorized to be issued hereunder and secured hereby an issue of bonds, designated as the “Adair County Industrial Authority Solid Waste Recovery Facilities Revenue Bonds (Advanced Environmental Recycling Technologies, Inc Project) Series 2007.” They shall be issuable only as fully registered bonds in the minimum denomination of $100,000 plus integral multiples of $5,000 in excess thereof. The Bonds shall be separately lettered “R” and shall be numbered separately from 1 upward.
     The Bonds shall be dated as of their date of original issuance, and shall bear interest from such date to maturity at the rate of 8.00% per annum, on the basis of a 360-day year composed of twelve 30-day months, payable semiannually on June 15 and December 15 of each year, with the first interest payment to be made on June 15, 2008, except that Bonds which are reissued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the date of original issuance of the Bonds.
     The Bonds shall be originally issued in Book-Entry Form, and shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company. While the Bonds are held in Book-Entry Form, (a) such Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (b) unless otherwise requested by the Depository, there shall be a single Bond certificate for each Bond maturity; and (c) such Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Authority. While the Bonds are in Book-Entry Form, Bonds in the form of physical certificates shall only be delivered to the Depository.
     So long as a book-entry system is in effect for the Bonds, the Authority and Trustee shall recognize and treat the Depository, or its nominee, as the holder of the Bonds for all purposes, including payment of debt service, giving of notices, and enforcement of remedies. The crediting of payments of debt service on the Bonds and the transmittal of notices and other communications by the Depository to the Direct Participant in whose Depository account the Bonds are recorded and such crediting and transmittal by Direct Participants to Indirect Participants or Beneficial Owners and by Indirect Participants to Beneficial Owners are the respective responsibilities of the Depository and the Direct Participants and the Indirect Participants and are not the responsibility of the Authority or the Trustee; provided, however, that the Authority and the Trustee understand that neither the Depository nor its nominee shall provide any consent requested of the Registered Owners of Bonds pursuant to this Indenture, and that the Depository will mail an omnibus proxy (including a list identifying the Direct Participants) to the Authority which assigns the Depository’s, or its nominee’s, voting rights to the Direct Participants to whose account at the Depository the Bonds are credited (as of the record date for mailing of requests for such consents). Upon receipt of such omnibus proxy, the Authority shall promptly provide such omnibus proxy (including the list identifying the Direct Participants attached thereto) to the Trustee, who shall then treat such owners as Registered Owners of the Bonds for purposes of obtaining any consents pursuant to the terms of this Indenture.
     As long as the Bonds are registered in the name of a Depository, or its nominee, the Trustee agrees to comply with the terms and provisions of the Letter of Representations including the provisions of the Letter of Representations with respect to any delivery of the Bonds to the Trustee shall supersede the provisions of this Indenture with respect thereto.

     If any Depository determines not to continue to act as a Depository for the Bonds held in a book-entry system, the Authority may attempt to have established a securities depository/book-entry system relationship with another Depository under this Indenture. If the Authority does not or is unable to do so, the Authority and the Trustee, after the Trustee has made provision for notification of the Beneficial Owners by appropriate notice to the then Depository, shall permit withdrawal of the Bonds from the Depository and shall authenticate and deliver Bonds certificates in fully registered form to the assignees of the Depository or its nominee or to the Beneficial Owners. A majority of the Beneficial Owners also may request that the Bonds be withdrawn from the Depository and that the Trustee authenticate and deliver Bonds certificates in fully registered form to the Beneficial Owners. Such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing or otherwise preparing and delivering such replacement Bonds) of the Company. Such replacement Bonds shall be in the denominations specified in the first paragraph of this Section 2.03.
     NEITHER THE COUNTY, THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DIRECT PARTICIPANT, INDIRECT PARTICIPANT OR ANY BENEFICIAL OWNER OR ANY OTHER PERSON NOT SHOWN ON THE REGISTRATION BOOKS OF THE TRUSTEE AS BEING A HOLDER WITH RESPECT TO: (A) THE SERIES 2007 BONDS; (B) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT; (C) THE TIMELY OR ULTIMATE PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON THE BONDS; (D) THE DELIVERY BY ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO REGISTERED OWNERS; (E) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (F) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS HOLDER.
     The Bonds shall mature on December 15, 2023.
     Proceeds of the Bonds shall be applied as provided in the Indenture and the Loan Agreement.
     The principal of and premium, if any, on the Bonds shall be payable at the designated corporate trust office of the Trustee currently located in Oklahoma City, Oklahoma, or at the principal office of its successor in trust upon presentation and surrender of the Bonds. Payment of interest on any Bond shall be made to the Registered Owner thereof by check or draft mailed on the Interest Payment Date by the Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Trustee at the close of business on the Regular Record Date for such Interest Payment Date, but any such interest not so timely paid or duly provided for shall cease to be payable to the Registered Owner thereof at the close of business on the Regular Record Date and shall be payable to the Registered Owner thereof at the close of business on a Special Record Date for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever monies become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Registered Owners of the Bonds not less than 10 days prior thereto by first-class mail to each such Registered Owner as shown on the Trustee’s registration books on the date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Notwithstanding the foregoing, at the written request addressed to the Trustee by any Bondholder of at least $1,000,000 in aggregate principal amount of the Bonds, payments of principal at maturity or upon redemption and payments of interest may be paid by wire transfer within the United States to the bank account number filed no later than the Regular Record Date with the Trustee for such purpose. All payments on the Bonds shall be made in lawful money of the United States of America upon collection of immediately available funds.
     The Bonds are subject to prior redemption as herein set forth. The Bonds shall be substantially in the form and tenor hereinabove recited with such appropriate variations, omissions and insertions as are permitted or required by this Indenture.
     Notwithstanding anything herein to the contrary, when any Bond is registered in the name of a Depository or its nominee, the principal and redemption price of and interest on such Bond shall be payable in same day or federal funds delivered or transmitted to the Depository or its nominee.
     Section 2.04. Execution of Bonds. The Bonds shall be executed in the name and on behalf of the Authority, by the manual or facsimile signature of the Chairman of the Authority, and its corporate seal or a facsimile thereof shall be thereunto affixed, imprinted, engraved or otherwise reproduced thereon and attested by the manual or facsimile signature of its Secretary. Any Bond may be signed (manually or by facsimile), sealed or attested on behalf of the Authority by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office.
     Section 2.05. Registration, Transfer and Exchange of Bonds, Persons Treated as Owner. The Authority shall cause books for the registration and for the transfer of the Bonds as provided in this Indenture to be kept by the Trustee which is hereby appointed the transfer agent of the Authority for the Bonds. Notwithstanding such appointment, the Trustee is hereby authorized to make any arrangements with other institutions that it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Bonds. Subject to the provisions of Section 2.03 hereof, upon surrender for transfer of any Bond at the designated corporate trust office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Authority shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Bond or Bonds for a like aggregate principal amount of the same maturity.
     Bonds may be exchanged at the designated corporate trust office of the Trustee for a like aggregate principal amount of fully registered Bonds of the same maturity in authorized denominations, which shall be no less than $100,000. The Authority shall execute and the Trustee shall authenticate and deliver Bonds which the Bondholder making the exchange is entitled to receive, bearing numbers not contemporaneously Outstanding. The execution by the

Authority of any fully registered Bond of any denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such fully registered Bond.
     The Trustee shall not be required to transfer or exchange any Bond during the period from the Regular Record Date next preceding the mailing of notice of redemption as herein provided. After the giving of such notice of redemption, the Trustee shall not be required to transfer or exchange any Bond, which Bond or portion thereof has been called for redemption.
     Payment of either principal or interest on any fully registered Bond shall be made only to or upon the written order of the Registered Owner thereof or his legal representative, on the payment date for the principal and on the Regular Record Date or the Special Record Date for the payment of interest but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy, and discharge the liability upon such Bond to the extent of the sum or sums paid. As to any Bond, for all other purposes and on any other date, the Registered Owner shall be regarded as the absolute owner hereof.
     The Trustee shall require the payment by any Bondholder requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The Company shall, under the Loan Agreement, be liable to pay all expenses and charges of the Authority and of the Trustee in connection with such exchange or transfer.
     Section 2.06. Lost, Stolen, Destroyed and Mutilated Bonds. Upon receipt by the Authority and the Trustee of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Bond and, in the case of a lost, stolen or destroyed Bond, of indemnity satisfactory to them, and upon surrender and cancellation of the Bond, if mutilated, (a) the Authority shall execute, and the Trustee shall authenticate and deliver, a new Bond of the same maturity, series and denomination in lieu of such lost, stolen, destroyed or mutilated Bond; or (b) if such lost, stolen, destroyed or mutilated Bond shall have matured or have been called for redemption, in lieu of executing and delivering a new Bond as aforesaid, the Authority may pay such Bond. Any such new Bond shall bear a number not contemporaneously Outstanding. The applicant for any such new Bond may be required to pay all expenses and charges of the Authority and of the Trustee in connection with the issuance of such Bond. All Bonds shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Bonds.
     Section 2.07. Delivery of Bonds. Upon the execution and delivery of this Indenture, the Authority shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver them to the initial purchasers thereof as directed by the Authority and as hereinafter in this Section provided.
     Prior to the delivery by the Trustee of any of the Bonds, all conditions precedent to the disbursal of proceeds of the Bonds from the Project Fund, as specified in Section 3.09 hereof, shall have been satisfied or waived by the holders of 100% of the Bonds, and there shall have been filed with or delivered to the Trustee the following:

     (a) the Resolution duly adopted by the Authority, certified by its Secretary or other Authority Officer thereof, authorizing the financing of the Cost of the Project, the execution and delivery of the Loan Agreement and this Indenture and the issuance of the Bonds;
     (b) a duly executed copy of this Indenture;
     (c) a duly executed copy of the Loan Agreement; and
     (d) the written order of the Authority as to the delivery of the Bonds signed by an Authority Officer.
     Section 2.08. Trustee’s Authentication Certificate. The Trustee’s authentication certificate upon the Bonds shall be substantially in the form and tenor hereinbefore provided. No Bond shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless the certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Bond shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the signed certificate of authentication on all of the Bonds issued hereunder.
     Section 2.09. Cancellation and Destruction of Bonds by the Trustee. Whenever any Outstanding Bonds shall be delivered to the Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount or interest represented thereby, or for replacement pursuant to Section 2.06 hereof, such Bonds shall be promptly canceled and destroyed by the Trustee and counterparts of a certificate of destruction evidencing such destruction shall be furnished by the Trustee to the Authority and the Company.
     Section 2.10. Temporary Bonds. Pending the preparation of definitive Bonds, the Authority may execute and the Trustee shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as fully registered Bonds without coupons, of any denomination, and substantially in the form of the definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Authority. Every temporary Bond shall be executed by the Authority and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable the Authority shall execute and shall furnish definitive Bonds and thereupon temporary Bonds may be surrendered in exchange therefor at the designated office of the Trustee and the Trustee shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of definitive Bonds. Until so exchanged the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.
     Section 2.11. Transfer Restrictions. Upon a transfer of a Beneficial Ownership Interest in a Series 2007 Bond (other than a transfer by the Underwriter pursuant to the initial sale of the Series 2007 Bonds), each purchaser of such Beneficial Ownership Interest shall be deemed to have certified to the Trustee and acknowledged, represented and agreed with the Company and the Underwriter that such purchaser is acquiring the Series 2007 Bond for its own account, and that it is (a) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended, or (b) an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3), or (7) of the Securities Act of 1933, as amended.
ARTICLE III
REVENUES AND FUNDS
     Section 3.01. Pledge of Trust Estate. Subject only to the rights of the Authority to apply amounts under the provisions of this Article III, a pledge of the Trust Estate to the extent provided herein is hereby made, and the same is pledged to secure the payment of the principal of, premium, if any, and interest on the Bonds. The Authority hereby covenants that it has not, as of the date hereof, granted and shall not grant any pledge on the Trust Estate which is prior to the pledge in favor of the Bonds. The pledge hereby made shall be valid and binding from and after the time of the delivery by the Trustee of the first Bond authenticated and delivered under this Indenture. The security so pledged and then or thereafter received by the Authority shall immediately be subject to the Lien of such pledge and the obligation to perform the contractual provisions hereby made shall have priority over any or all other obligations and liabilities of the Authority, and the Lien of such pledge shall be valid and binding as against all parties having claims of any kind in tort, contract or otherwise against the Authority irrespective of whether such parties have notice thereof.
     Section 3.02. Establishment of Funds and Accounts. The Authority hereby establishes and creates the following Funds for the Bonds and may create accounts within such Funds, all of which shall be special trust funds and accounts held by the Trustee:
(a)	Bond Principal Fund;

(b)	Bond Interest Fund;

(c)	Reserve Fund;

(d)	Project Fund;

(e)	Cost of Issuance Fund;

(f)	Capitalized Interest Fund; and

(g)	Rebate Fund.
     Section 3.03. Payments Into the Bond Principal Fund and the Bond Interest Fund. There shall be deposited into the Bond Interest Fund all accrued interest, if any. In addition, there shall be deposited into the Bond Principal Fund or the Bond Interest Fund, as appropriate, and as and when received (a) all required Monthly Payments pursuant to the Loan Agreement; (b) all moneys transferred to the Bond Interest Fund and the Bond Principal Fund from the Project Fund pursuant to this Indenture; (c) all moneys transferred to the Bond Interest Fund and the Bond Principal Fund from the Reserve Fund pursuant to this Indenture; (d) all other moneys required or permitted to be deposited into the Bond Principal Fund or Bond Interest Fund pursuant to the Loan Agreement or this Indenture, including any supplements to the Indenture; and (e) all other moneys received by the Trustee when accompanied by directions not inconsistent with the Loan Agreement or the Indenture that such moneys are to be paid into the Bond Principal Fund or Bond Interest Fund. There shall also be retained in the Bond Principal Fund and Bond Interest Fund, interest and other income received on investment of moneys in the Bond Principal Fund and Bond Interest Fund to the extent provided in Section 6.03 hereof.
     Section 3.04. Use of Monies in the Bond Principal Fund and the Bond Interest Fund. Except as provided in this Section and in Section 3.11, 3.16, 6.03 and 8.05 hereof, monies in the Bond Principal Fund shall be used solely for the payment of the principal of and premium, if any, on the Bonds, and monies in the Bond Interest Fund shall be used solely for the payment of the interest on the Bonds. Whenever the total amount in the Bond Principal Fund and the Bond Interest Fund is sufficient to redeem all of the Bonds Outstanding and to pay interest to accrue thereon prior to such redemption, and premium, if any, the Authority, subject to the requirements of the Loan Agreement, covenants to take and cause to be taken the necessary steps to redeem all of the Bonds on the redemption date for which the required redemption notice has been given.
     Section 3.05. Custody of the Bond Principal Fund and the Bond Interest Fund. The Bond Principal Fund and the Bond Interest Fund shall be in the custody of the Trustee but in the name of the Authority, and the Authority authorizes and directs the Trustee to withdraw sufficient funds from the Bond Principal Fund to pay the principal of and premium, if any, on the Bonds as the same become due and payable, and to withdraw sufficient funds from the Bond Interest Fund to pay the interest on the Bonds as the same becomes due and payable or to make transfers to the Rebate Fund pursuant to Section 3.16 hereof.
     Section 3.06. Payments Into the Reserve Fund. There shall be deposited into the Reserve Fund an amount of $1,351,500 of proceeds of the Bonds. There shall also be deposited into the Reserve Fund (a) all moneys required to be deposited therein pursuant to the Loan Agreement or the Indenture; and (b) all other moneys received by the Trustee when accompanied by directions not inconsistent with the Loan Agreement or this Indenture that such moneys are to be paid into such Fund.
     Income from investment of the Reserve Fund shall be retained in the Reserve Fund to the extent described in Section 6.03 hereof. Anything in this Indenture to the contrary notwithstanding, moneys on deposit in the Reserve Fund shall be invested so as not to be in violation of the yield restrictions set forth in the Tax Certificate. Permitted Investments relating to moneys in the Reserve Fund shall be valued by the Trustee in the manner contemplated in the Indenture. If any such valuation reveals that the value of such Permitted Investments is less than the Reserve Requirement with respect to the Bonds then Outstanding, the Trustee shall immediately notify the Company and the Authority of the amount of the difference between the amount derived by such valuation and the Reserve Requirement, which difference shall be deposited by the Company in the Reserve Fund by making the deposits required by the Loan Agreement.

     Section 3.07. Use of Moneys in the Reserve Fund. Except as required with respect to Section 3.16 hereof, moneys in the Reserve Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds in the event moneys in the Bond Principal Fund and Bond Interest Fund are insufficient to make such payments when due, whether on an Interest Payment Date, redemption date, sinking fund redemption date, maturity date or otherwise.
     (a) Upon the occurrence of an Event of Default hereunder, any moneys in the Reserve Fund shall be transferred by the Trustee, but only upon the direction of a Significant Bondholder to the Bond Interest Fund, and with respect to any moneys in excess of the amount required to be transferred to the Bond Interest Fund, to the Bond Principal Fund and applied in accordance with this Indenture, provided, however, that the amounts on deposit in the Reserve Fund shall be used to pay only the respective series of Bonds for which the Authority has determined that a deposit to the Reserve Fund shall be made in accordance with this Indenture.
     (b) Any moneys in the Reserve Fund may be used to pay the principal of and interest on such Bonds on the final maturity date.
     (c) In the event of the redemption of the Bonds in whole, any moneys in the Reserve Fund shall be transferred to the Bond Principal Fund and applied to the payment of the principal of and premium, if any, on such Bonds.
     Section 3.08. Custody of the Reserve Fund. The Reserve Fund shall be in the custody of the Trustee but for the benefit of the Bondholders and the Authority hereby authorizes and directs the Trustee to withdraw sufficient funds from the Reserve Fund to pay the principal of, premium, if any, and interest on the Bonds and for the purpose described in Section 3.16 hereof, which authorization and direction the Trustee hereby accepts.
     Section 3.09. Project Fund. The proceeds of the Bonds, after required deposits to the Reserve Fund, the Cost of Issuance Fund and the Capitalized Interest Fund, shall be deposited in the Project Fund. In addition, there shall be deposited in the Project Fund any moneys required to be transferred to the Project Fund pursuant to the investment provisions of this Indenture, and all other moneys the Company may make available in its discretion to pay the reasonable or necessary costs incidental to the acquisition, construction, improvement or equipping of the Facilities and all other necessary and incidental expenses in connection with the foregoing.
     The Trustee shall keep and maintain adequate records pertaining to the Project Fund, and all payments therefrom, which shall be open to inspection by the Company, Registered Owners of the Bonds, the Beneficial Owners or their duly authorized agents during normal business hours of the Trustee. After the Completion Date, the Trustee shall file a statement of income and disbursements with respect to the Project Fund with the Company. Any moneys then remaining in the Project Fund shall be either transferred to the Bond Principal Fund or Bond Interest Fund and used, at the option and written direction of the Company, to redeem Bonds on the next succeeding Interest Payment Date on which the Bonds shall be subject to redemption; or remain in the Project Fund to provide for additional solid waste disposal improvements to the Facilities.

     At or prior to disbursement of proceeds of the Bonds from the Project Fund hereof, the Company shall deliver the following to the Trustee:
     (a) a detailed estimate of the costs of the Facilities, indicating the gross costs, including all hard and soft costs, including, without limitation, all equipment to be acquired, showing that the moneys in the Project Fund, together with the Company’s reasonable estimate of the investment earnings to be deposited therein, are sufficient to pay all costs of completing the Facilities, certified by the Company Representative to the best of his or her knowledge and belief, upon due inquiry, to be correct;
     (b) a satisfactory commitment for ALTA policies of mortgagee’s title insurance with liability not less than the maximum principal amount of the Outstanding Bonds and Parity Indebtedness, showing the Loan Agreement and permitted Parity Indebtedness to be a valid first lien on each of the Springdale Property, the Lowell Property, the Junction Property and the Watts Property subject only to Permitted Liens in such form, containing only such exceptions and containing such endorsements as are satisfactory to the Trustee. The expense of such policy endorsements shall be borne by the Company;
     (c) the Springdale Mortgage, the Lowell Mortgage, the Junction Deed of Trust and the Watts Mortgage;
     (d) a property survey on the Springdale Property, the Lowell Property, the Junction Property and the Watts Property;
     (e) appraisals of the property described in the Springdale Mortgage and the property described in the Watts Mortgage;
     (f) certificates satisfactorily evidencing continuing compliance with the insurance requirement of the Loan Agreement;
     (g) Phase One Environmental Surveys of the Springdale Property, the Lowell Property, the Junction Property and the Watts Property;
     (h) the Patent and Trademark Security Agreement;
     (i) the Deposit Account Control Agreementl
     (j) the Weyerhaeuser Assignment Agreement; and
     (k) such other certificates of the Trustee or the Company as may reasonably be required by Bond Counsel to evidence compliance with the terms of this Indenture.
     Delivery of any of the foregoing may be waived by the holders of 100% of the Bonds by a written instrument executed and delivered to the Trustee.
     Upon the occurrence of an Event of Default under the Indenture and the exercise by the Trustee of the remedies specified in the Loan Agreement and the Indenture, any moneys in the

Project Fund shall be transferred by the Trustee to the Bond Interest Fund and thereafter, with respect to any moneys in excess of the amount required to pay interest on the Bonds, to the Reserve Fund, and, with respect to any moneys in excess of the Reserve Requirement to the Bond Principal Fund, and applied in accordance with the Indenture.
     Section 3.10. Custody of the Project Fund. The Project Fund shall be in the custody of the Trustee but in the name of the Authority, and the Authority authorizes and directs the Trustee, on the requisition of the Company Representative and after satisfaction of the conditions precedent set forth in Section 3.09, to withdraw sufficient funds from the Project Fund to pay the Cost of the Project, and without such requisition to make required transfers to the Rebate Fund pursuant to Section 3.16 hereof, which authorization and direction the Trustee hereby accepts. The Trustee has no duty or responsibility to ensure the correctness of any Company requisitions.
     Section 3.11. Nonpresentment of Bonds. In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity, the date fixed for redemption thereof, or otherwise, if collected funds sufficient for the payment thereof shall have been deposited in the Bond Principal Fund and the Bond Interest Fund or otherwise made available to the Trustee for deposit therein, all liability of the Authority to the owner or owners thereof for the payment of such Bonds shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such fund or funds in a separate trust account for the benefit of the owner or owners of such Bonds, who shall thereafter be restricted exclusively to such fund or funds for any claim of whatever nature on his, her or their part under this Indenture with respect to said Bond or on, or with respect to, said Bond. The Trustee shall be under no obligation to, and shall not be required to, invest such funds pending payment of the Bonds. If any Bond shall not be presented for payment within the period of five years following the date when such Bond becomes due, whether by maturity or otherwise, the Trustee shall return to the Company the funds theretofore held by it for payment of such Bond, and such Bond shall, subject to the defense of any applicable statute of limitation, thereafter be an unsecured obligation of the Company.
     Section 3.12. Monies to Be Held in Trust. All monies required to be deposited with or paid to the Trustee under any provision of this Indenture shall be held by the Trustee in trust for the purposes specified in this Indenture and, except for monies deposited with or paid to the Trustee for the redemption of Bonds for which the notice of redemption has been duly given, shall, while held by the Trustee, constitute part of the Trust Estate (other than the Rebate Fund) and be subject to the lien hereof and not subject to attachment or any other lien by any other creditor in the event of bankruptcy nor available for general operations of the Company in the event of bankruptcy.
     Section 3.13. Repayment From the Funds. Any amounts remaining in the Funds after payment in full of the Bonds (or making provision for such payment in accordance with Article VII), the fees and expenses of the Trustee, and all other amounts required to be paid hereunder and under the Loan Agreement to the Authority and all other amounts required to be paid hereunder and under the Loan Agreement shall, upon the expiration of the term of the Loan Agreement, be paid as the Company Representative shall direct in writing delivered to the Trustee.

     Section 3.14. Creation of Additional Accounts and Subaccounts; Transfers of Monies Among Funds. The Trustee shall, at the written request of the Company Representative and the Authority, establish such additional accounts within any of the Funds established under this Indenture, and subaccounts within any of the accounts established under this Indenture, as shall be specified in such written request, for the purpose of identifying more precisely the sources of payments into and disbursements from such Funds, accounts and subaccounts; but the establishment of any such additional accounts or subaccounts shall not alter or modify any of the requirements of this Indenture with respect to the deposit or use of the monies in any Fund established hereunder.
     Section 3.15. Rebate Fund. There is hereby created and established with the Trustee for the benefit of the United States of America a Rebate Fund in the name of the Authority which shall be expended in accordance with the provisions hereof and of the Tax Certificate. The Company shall be responsible for making all such deposits to the Rebate Fund as required in the Tax Certificate and Section 5.01(g) of the Loan Agreement. The Trustee shall invest the Rebate Fund at the written direction (or by oral instruction promptly confirmed in writing) of the Company Representative and shall deposit income from said investments immediately upon receipt thereof in the Rebate Fund. For purposes of determining rebate calculations that may be required with respect thereto pursuant to the Tax Certificate, the Company shall employ, at its own expense, a Rebate Analyst. The Tax Certificate may be superseded or amended by a certificate of the Company, accompanied by an Opinion of Bond Counsel addressed to the Company and the Trustee to the effect that the use of said Company certificate will not adversely affect the exclusion of interest on the Bonds from gross income of the recipients thereof for purposes of federal income taxation.
     Section 3.16. Rebate Deposits. The Trustee shall make the rebate deposit described in the Tax Certificate based upon the written instructions of the Company Representative. If a withdrawal from the Rebate Fund is permitted as a result of such computation because no rebate payments are required to be made, the amount withdrawn shall be deposited in the Bond Principal Fund in accordance with written instructions furnished to the Trustee. Record of the determinations required by this Section must be retained by the Company Representative and the Trustee until six years after the final retirement of the Bonds.
     If the monies on deposit in the Rebate Fund are insufficient for the purposes thereof, the Trustee shall transfer monies to the Rebate Fund from the following Funds in the following order of priority: the Project Fund, the Reserve Fund, the Bond Principal Fund and the Bond Interest Fund.
     Section 3.17. Rebate Disbursements. Not later than 60 days after the last day of the fifth Bond Year, as defined in the Tax Certificate, and every five years thereafter, the Trustee shall pay to the United States 90% of the amount, at the written direction of the Rebate Analyst, on deposit in the Rebate Fund as of such payment date. No later than 60 days after the final retirement of the Bonds, the Trustee shall pay to the United States 100% of the balance remaining in the Rebate Fund (or such lesser amount as shall be due and owing to the United States). Nothing herein shall relieve the Company of its obligation to pay the rebate amount in accordance with Section 5.01(g) of the Loan Agreement. Each payment required to be paid to the United States pursuant to this Section shall be filed with the Internal Revenue Service Center,

Ogden, UT 84201. Each payment shall be accompanied by a copy of the Internal Revenue Form 8038 originally filed with respect to the Bonds, Internal Revenue Form 8038-T and, if necessary, a statement summarizing the determination of the amount to be paid to the United States.
     Section 3.18. Tax Certificate. The use and investment of monies in any of the Funds shall be subject to the provisions of the Tax Certificate, and the Authority and the Trustee, in the performance of their duties thereunder, agree to comply with the same. Trustee shall have no responsibility for rebate calculations and shall have no liability for actions taken at the direction of the Company or Rebate Analyst.
     Section 3.19. Reserved.
     Section 3.20. Cost of Issuance Fund. The Company shall deposit to the Cost of Issuance Fund an amount sufficient to pay all costs incurred in connection with the authorization, issuance and sale of the Bonds, to the extent the same are approved by the Company. The Trustee shall transfer amounts from the Cost of Issuance Fund as directed by the Company. The Trustee shall keep and maintain adequate records pertaining to the Cost of Issuance Fund, and all payments therefrom, which shall be open to inspection by the Company, Registered Owners of the Bonds, the Beneficial Owners or their duly authorized agents during normal business hours of the Trustee.
     Section 3.21. Custody of the Cost of Issuance Fund. The Cost of Issuance Fund shall be in the custody of the Trustee but in the name of the Authority, and the Authority authorizes and directs the Trustee, on the requisition of the Company Representative, to withdraw sufficient funds from the Cost of Issuance Fund to pay the costs incurred in connection with the authorization, issuance and sale of the Bonds, which authorization and direction the Trustee hereby accepts.
     Section 3.22. Capitalized Interest Fund. The Company shall deposit to the Capitalized Interest Fund an amount equal to $497,031 (equivalent to 6 months of interest on the Bonds) from the proceeds of the Bonds. An amount equal to the interest due on the Bonds shall be transferred from the Capitalized Interest Fund to the Bond Interest Fund on each Interest Payment Date until the Capitalized Interest Fund is exhausted. Upon the occurrence of an Event of Default hereunder and the exercise by the Trustee of the remedy specified in Section 10.02 of the Loan Agreement and Section 8.02 hereof, any moneys in the Capitalized Interest Fund shall be transferred by the Trustee to the Bond Principal Fund.
     Amounts on deposit in the Capitalized Interest Fund shall be: (a) held in trust solely for the benefit of the Registered Owners and (b) applied only in accordance with the provisions of this Indenture. The Company shall have no legal, equitable or reversionary interest in, or right to, such amounts.

ARTICLE IV
COVENANTS OF THE AUTHORITY
     Section 4.01. Performance of Covenants. The Authority covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond and in all proceedings of the Authority pertaining thereto. The Authority covenants, represents, warrants and agrees that it is duly authorized under the laws of the State of Oklahoma, including particularly and without limitation, the Act, to issue the Bonds and to execute this Indenture, to pledge the property described herein and pledged hereby and to pledge the Trust Estate in the manner and to the extent herein set forth, that all actions on its part required for the issuance of the Bonds and the execution and delivery of this Indenture have been duly and effectively taken or will be duly taken as provided herein, and that this Indenture is a valid and enforceable instrument of the Authority and that the Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Authority according to the terms thereof.
     Section 4.02. Instruments of Further Assurance. The Authority covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging and hypothecating unto the Trustee all and singular the Trust Estate to the payment of the principal of, premium, if any, and interest on the Bonds.
     Promptly after any filing, registration or recording (other than the filing of the Loan Agreement, this Indenture and any financing statements in connection with the issuance of the Bonds) or any re-filing, re-registration or re-recording of this Indenture or the Loan Agreement or any filing, registration, recording, re-filing, re-registration or re-recording of any supplement to any of said instruments, any financing statement or instrument of similar character relating to any of said instruments or any instrument of further assurance which is required pursuant to the preceding paragraph, the Authority will cause the Company Representative to deliver to the Trustee an opinion of independent counsel to the effect that such filing, registration, recording, re-filing, re-registration or re-recording has been duly accomplished and setting forth the particulars thereof.
     Section 4.03. Payment of Principal, Premium, If Any, and Interest. The Authority will promptly pay or cause to be paid the principal of, premium, if any, and interest on all Bonds issued hereunder according to the terms hereof. The principal, premium, if any, and interest payments are payable solely from the Trust Estate, which is hereby specifically pledged to the payment thereof in the manner and to the extent herein specified. Nothing in the Bonds or in this Indenture shall be considered or construed as pledging any funds or assets of the Authority other than those pledged hereby or creating any liability of the Authority’s members, employees or other agents.
     Section 4.04. Conditions Precedent. Upon the date of issuance of any of the Bonds, the Authority hereby covenants that all conditions, acts and things required of the Authority by the Constitution or statutes of the State of Oklahoma or by the Act or by this Indenture to exist, to have happened or to have been performed precedent to or in the issuance of the Bonds shall exist, have happened and have been performed.
     Section 4.05. Supplemental Indentures; Recordation or Filing of Security Instruments. As set forth in Section 12.09 of the Loan Agreement, the Authority shall cause the Trustee to cause such continuation statements under the Oklahoma Uniform Commercial Code at all times to be recorded, registered and filed by the Trustee and to be kept, recorded, registered and filed in such manner and in such places as may be required by law in order fully to preserve and protect the security of the Bondholders and all rights of the Trustee hereunder.
     Section 4.06. Rights Under the Loan Agreement. The Authority will observe all of the obligations, terms and conditions required on its part to be observed or performed under the Loan Agreement. The Authority agrees that wherever in the Loan Agreement it is stated that the Authority will notify the Trustee, whenever the Loan Agreement gives the Trustee some right or privilege, or in any way attempts to confer upon the Trustee the ability for the Trustee to protect the security for payment of the Bonds, that such part of the Loan Agreement shall be as though it were set out in this Indenture in full.
     The Authority agrees that the Trustee as assignee of the Loan Agreement, to the extent provided herein, may enforce, in its name or in the name of the Authority, all rights of the Authority (other than the rights of the Authority under Section 5.01(f), 8.05 and 10.04 of the Loan Agreement and other than the rights of the Authority to perform certain discretionary acts reserved in the Loan Agreement) and all obligations of the Company under and pursuant to the Loan Agreement for and on behalf of the Bondholders, whether or not the Authority is in default hereunder.
     Section 4.07. Compliance with the Tax Certificate. The Authority covenants that it will comply with the provisions of the Tax Certificate.
ARTICLE V
REDEMPTION OF SERIES 2007 BONDS PRIOR TO MATURITY
     Section 5.01. Redemption of Bonds Upon Occurrence of Certain Events.
     (a) The Bonds are redeemable by the Authority upon the direction of the Company Representative in whole or in part at any time at a redemption price equal to the principal amount of each Bond redeemed, and accrued but unpaid interest thereon to the redemption date, upon the occurrence of events described in Section 7.01 of the Loan Agreement.
     (b) The Bonds are also redeemable by the Authority upon the direction of the Company Representative in whole but not in part at any time at a redemption price equal to 110% of the principal amount thereof, and accrued but unpaid interest thereon to the redemption date, as a condition precedent to the acquisition by any Person of substantially all of the assets of the Company or as a condition precedent of the merger or consolidation of the Company, as provided in Section 8.14 of the Loan Agreement.
     Section 5.02. Redemption of Bonds Upon a Determination of Taxability. Upon the occurrence of a Determination of Taxability, the Bonds are subject to mandatory redemption in whole at a redemption price equal to 105% of the Outstanding principal amount thereof, plus interest accrued to redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Company, but in no event later than 45 days following the Trustee’s notification of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Bonds will not constitute an Event of Default under this Indenture and the sole remedy of the holders will be mandatory redemption of the Bonds in accordance with this Section 5.02. Within five Business Days after receipt by the Trustee of written notice of a Determination of Taxability, the Trustee shall give written notice thereof to the holders of all Bonds then Outstanding and shall also give written notice to the Company and the Authority.
     Section 5.03. Sinking Fund. The Bonds are subject to mandatory sinking fund redemption at a redemption price equal to 100% of the principal amount thereof and accrued but unpaid interest to the redemption date. As and for a sinking fund for the redemption of such Bonds, there shall be deposited pursuant to Section 5.01(a) of the Loan Agreement in the Bond Principal Fund and Bond Interest Fund a sum which is sufficient to redeem (after credit as provided below) the following principal amounts of such Bonds and accrued but unpaid interest to the redemption date:

December 15	Principal
of the Year	Amount
2009	$1,040,600
2010	1,060,600
2011	1,079,000
2012	1,100,800
2013	1,125,800
2014	1,153,800
2015	1,184,600
2016	1,218,000
2017	1,248,800
2018	1,287,000
2019	1,327,200
2020	1,369,200
2021	1,417,800
2022	1,467,600
2023	1,518,400
     Not more than 45 days nor less than 30 days prior to a sinking fund payment date for the Bonds, the Trustee shall proceed to select for redemption (by lot in such manner as the Trustee may determine) from all Bonds Outstanding which are subject to sinking fund redemption on such date a principal amount of such Bonds equal to the aggregate principal amount of Bonds redeemable with the required sinking fund payment, and shall call such Bonds for redemption from the particular sinking fund on the next December 15, and give notice of such call.
     At the option of the Company Representative (so long as no Event of Default has occurred and is continuing) to be exercised by delivery of a written certificate to the Trustee and the Authority not less than 45 days next preceding any sinking fund redemption date, it may (a) deliver to the Trustee for cancellation Bonds which are subject to sinking fund redemption on such date in an aggregate principal amount designated by the Company Representative; or (b) specify a principal amount of such Bonds which prior to said date have been redeemed (otherwise than through the operation of such sinking fund) and canceled by the Trustee and not theretofore applied as a credit against any sinking fund redemption obligation for such Bonds. Each Bond so delivered or previously redeemed shall be credited by the Trustee at 100% of the principal amount thereof against the obligation of the Company on such sinking fund redemption date, and any excess shall be so credited against future sinking fund redemption obligations for Bonds proportionately to all remaining sinking fund payments. In the event the Company Representative shall avail itself of the provisions of clause (a) of the first sentence of this paragraph the certificate required by the first sentence of this paragraph shall be accompanied by the Bonds to be canceled.
     Notwithstanding any provision of this Indenture to the contrary, in the event all Bonds are held by a single holder, no additional notice shall be required with respect to mandatory sinking fund redemption unless requested by the holders of 100% of the principal amount of the Bonds, and Bonds need not be presented for mandatory sinking fund redemption payment.
     Section 5.04. Method of Selecting Bonds. Except in the case of mandatory sinking fund redemption pursuant to Section 5.03 hereof, in the event that less than all of the Outstanding Bonds shall be redeemed, the Bonds redeemed shall be redeemed in such order of maturity as the Company Representative shall determine in accordance with written directions furnished to the Trustee (less than all of the Bonds of a single maturity to be selected by lot in such manner as the Trustee may determine).
     Section 5.05. Notice of Redemption. Bonds shall be called for redemption by the Trustee as herein provided but only if funds have been deposited with the Trustee on or before the date fixed for redemption sufficient to pay the applicable redemption price of the Bonds to be redeemed. Except as otherwise herein provided, the Company shall provide to the Trustee, at least 45 days prior to the redemption date, a certificate of the Company Representative specifying the principal amount of the Bonds to be called for redemption, the applicable redemption price or prices and the provision or provisions of this Indenture pursuant to which such Bonds are to be called for redemption, provided that such certificate shall not be required with respect to a sinking fund redemption pursuant to Section 5.03 hereof and Bonds shall be called for redemption by the Trustee pursuant to such Section without the necessity of any action by the Authority or the Company. In the case of any redemption or tender other than as provided in Section 5.03 hereof, the Trustee shall cause notice of such redemption to be given by mailing not more than 45 days nor less than 30 days prior to the redemption date by first class mail a copy of the redemption notice to the Registered Owner of any Bonds designated for redemption in whole or in part, at their address as the same shall last appear upon the registration books; provided, however, that failure to give such notice or any defect therein, shall not affect the validity of any proceedings for the redemption of such Bonds for which no such failure or defect occurs.
     Notice of any redemption hereunder with respect to Bonds held under a book-entry system shall be given by the Trustee only to the Depository, or its nominee, as the holder of such Bonds. Selection of book-entry interests in the Bonds called for redemption, and notice of call to the owners of those interests called, is the responsibility of the Depository, the Direct Participants and the Individual Participants and any failure of the Depository to advise any Direct Participant and any failure of a Direct Participant or any Indirect Participant to notify the Beneficial Owner of any such notice and its contents or effect will not affect the validity of such notice of any proceedings for the redemption of such Bonds.
     Each notice of redemption shall specify the name of the Bonds, the date the Bonds were originally issued, the date fixed for redemption, the date of mailing of the notice, the redemption price, the place or places of payment (including contact person and phone number), the CUSIP numbers of Bonds being redeemed, the rate of interest borne by each Bond being redeemed, the maturity date of each Bond being redeemed, that payment will be made upon presentation and surrender of the Bonds to be redeemed, that unpaid interest accrued to the date fixed for redemption will be paid as specified in said notice, any conditions to the redemption (including, but not limited to, deposit of the applicable redemption price) and that on and after said date interest thereon will cease to accrue. If less than all the Outstanding Bonds are to be redeemed, the notice of redemption shall specify the Bonds to be redeemed, and the numbers of the Bonds or portions thereof to be redeemed.
     Section 5.06. Bonds Due and Payable on Redemption Date; Interest Ceases to Accrue. On or before any redemption pursuant to this Article V, collected funds sufficient to redeem all the Bonds called for redemption at the appropriate redemption price, including accrued but unpaid interest to the date fixed for redemption, shall be deposited with the Trustee. On the redemption date, the principal amount of each Bond to be redeemed, together with the accrued but unpaid interest thereon to such date, and premium, if any, shall become due and payable; from and after such date, notice of redemption having been given, and deposit having been made in accordance with the provisions of this Article V, then, notwithstanding that any Bonds called for redemption shall not have been surrendered, no further interest shall accrue on any of such Bonds. From and after such date of redemption (such notice having been given and such deposit having been made), the Bonds to be redeemed shall not be deemed to be Outstanding hereunder, and the Authority shall be under no further liability in respect thereof.
     Section 5.07. Cancellation. All Bonds which have been redeemed shall be canceled by the Trustee and destroyed as provided in Section 2.09 hereof.
     Section 5.08. Partial Redemption of Bonds. Upon surrender of any Bond for redemption in part only, the Authority shall execute, and the Trustee shall authenticate and deliver to the owner thereof, the cost of which shall be paid by the Company, a new Bond or Bonds of the same maturity and of authorized denominations, in an aggregate principal amount equal to the unredeemed portion of the Bond surrendered; provided that the Trustee shall select Bonds for redemption so as to assure that after such redemption no Registered Owner or owner of Beneficial Interests shall retain Bonds in authorized denominations of not less than $100,000;

and provided further that, if less than all of an Outstanding Bond of one maturity in a book-entry system is to be called for redemption, the Trustee shall give notice to the Depository or the nominee of the Depository that is the holder of such Bond, and the selection of the Beneficial Interests in that Bond to be redeemed shall be at the sole discretion of the Depository and its participants. In the case of a partial redemption of Bonds by lot, each unit of face value of principal thereof equal to $5,000 (each such $5,000 unit is hereinafter referred to as a “Unit”) shall be treated as though it were a separate Bond in the amount of such Unit. If it is determined that one or more, but not all, of the Units represented by a Bond are to be called for redemption, then upon notice of redemption of a Unit or Units of Bonds, the holder of that Bond shall surrender the Bond to the Trustee (a) for payment of the redemption price of the Unit or Units of Bonds called for redemption (including without limitation the unpaid interest accrued to the date fixed for redemption and any premium); and (b) for issuance, without charge to the holder thereof, of a new Bond or Bonds of $100,000 or amounts in excess thereof in such integrals as are permitted hereunder, aggregating a principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date as, the Bond surrendered.
ARTICLE VI
INVESTMENTS
     Section 6.01. Investment of Funds. Subject to the Section 3.18 hereof, any monies held as part of the Funds shall, on instructions signed by a Company Representative and delivered to the Trustee, be invested by the Trustee in Permitted Investments (a) with respect to the Project Fund, the Capitalized Interest Fund and the Reserve Fund maturing in the amounts and at the times necessary to provide funds to make the payments to which such monies are applicable as estimated in a certificate of a Company Representative from time-to-time filed with the Trustee; and (b) with respect to the Bond Principal Fund, the Bond Interest Fund and the Rebate Fund maturing in the amounts and at the times necessary to provide funds to make the payments to which such monies are applicable as determined by the Trustee. To the extent practicable, all such Permitted Investments purchased shall mature or be redeemable on a date or dates prior to the time when the monies so invested will be required for expenditure. Permitted Investments in the Reserve Fund shall have a maturity of not more than one year. The Trustee shall sell and reduce to cash a sufficient portion of such investments whenever the cash balance in a Fund is insufficient for the purposes of such Fund. The Trustee may make any and all investments permitted by the provisions of this Section through its trust or bond department.
     Investments in any of the Funds hereof shall be valued by the Trustee not less often than annually, at the market value thereof, exclusive of interest. Deficiencies in the amount on deposit in the Reserve Fund resulting from a decline in market value shall be restored by the Company beginning not later than three months after the valuation date by making the deposits required by Section 5.01(e)(ii) of the Loan Agreement.
     As to any investment agreement, the Trustee shall give notice to any provider of an investment agreement in accordance with the terms of the investment agreement so as to receive funds thereunder when needed with no penalty or premium paid.

     Section 6.02. Arbitrage. In reliance upon the covenant of the Company in Section 4.06 of the Loan Agreement, the Authority hereby covenants for the benefit of each owner of the Bonds that no use will be made of the proceeds of the Bonds or of any monies in the Funds and that no other action shall be taken which will cause the Bonds or any obligations subsequently issued by the Authority to be “arbitrage bonds” within the meaning of Section 148 of the Code and the regulations prescribed thereunder.
     Unless otherwise required by Section 148 of the Code, the Chairman or any other officer of the Authority having responsibility with respect to the issuance of the Bonds shall, on or prior to the date of issuance of the Bonds, if applicable, either alone or in conjunction with any other officer, employee, consultant or agent of the Authority, deliver to the Trustee the certification required by the regulations promulgated under Section 148 of the Code to evidence that such Bonds will not be “arbitrage bonds” within the meaning of Section 148 of the Code and the regulations thereunder. Such certificates may rely upon the certificates of the Company delivered to the Authority pursuant to Section 4.06 of the Loan Agreement.
     Section 6.03. Allocation and Transfers of Investment Income. Any investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Fund from which the investment was made. Any loss resulting from such investments shall be charged to such Fund. Any interest or other gain from any Fund from any investment or reinvestment shall be allocated and transferred subject to the Tax Certificate, as follows:
     (a) any interest or other gain realized as a result of any investments or reinvestments of moneys in the Project Fund shall be retained in the Project Fund;
     (b) any interest or other gain realized as a result of any investments or reinvestments of moneys in the Bond Principal Fund and the Bond Interest Fund shall be retained in the respective Fund;
     (c) any interest or other gain realized as a result of any investments or reinvestments of moneys in the Reserve Fund and the Capitalized Interest Fund shall be transferred to the Project Fund during the construction of the Improvements and thereafter shall be credited to the Reserve Fund if the amount therein is less than the Reserve Requirement. If the amount in the Reserve Fund is equal to or greater than the Reserve Requirement, such interest or other gain realized shall be paid into the Project Fund, and after the Completion Date, to the Bond Interest Fund;
     (d) any interest or other gain realized as a result of any investments or reinvestments of moneys in the Cost of Issuance Fund shall be paid to the Company;
     (e) any interest or other gain realized as a result of any investment or reinvestment of moneys in the Rebate Fund shall be retained in the Rebate Fund; and
     (f) notwithstanding the foregoing, any interest or other gain realized as a result of any investments or reinvestments of moneys in Funds pursuant to the Indenture shall first be deposited in the Rebate Fund to the extent amounts required to be deposited therein pursuant to the Indenture have not been so deposited.

ARTICLE VII
DISCHARGE OF INDENTURE
     Section 7.01. Discharge of This Indenture. If, when the Bonds secured hereby shall be paid in accordance with their terms (or payment of the Bonds has been provided for in the manner set forth in the following paragraph), together with all other sums payable hereunder, then this Indenture and the Trust Estate and all rights granted hereunder shall thereupon cease, terminate and become void and be discharged and satisfied. Also, if all Outstanding Bonds secured hereby shall have been purchased by the Company and delivered to the Trustee for cancellation, and all other sums payable hereunder have been paid, or provision shall have been made for the payment of the same, then this Indenture and the Trust Estate and all rights granted hereunder shall thereupon cease, terminate and become void and be discharged and satisfied. In such events, upon the request of the Authority, the Trustee shall assign and transfer to the Authority all property then held by the Trustee hereunder and shall execute such documents as may be reasonably required by the Authority (including undertakings by the Company to continue to comply with its covenants contained in Section 4.06, 5.01(f), 5.01(g), 8.05 and 10.04 of the Loan Agreement until all Bonds are actually paid) and shall turn over any surplus in any Fund as the Company Representative shall direct in writing, other than the Rebate Fund.
     Payment of any Outstanding Bonds prior to the maturity or redemption date thereof shall be deemed to have been provided for within the meaning and with the effect expressed in this Section if (a) in case said Bonds are to be redeemed on any date prior to their maturity, the Company Representative shall have given to the Trustee in form satisfactory to it irrevocable instructions to give on a date in accordance with the provisions of Section 5.05 hereof notice of redemption of such Bonds on said redemption date, such notice to be given in accordance with the provisions of Section 5.05 hereof; (b) there shall have been deposited with the Trustee Government Obligations described in Section (a)(i) of the definition of such term as set forth herein which shall not contain provisions permitting the redemption thereof at the option of the issuer before the date the principal thereof will be required, the principal of and the interest on which when due, and without any reinvestment thereof, will provide monies which, together with any other available monies, if any, deposited with or held by the Trustee at the same time, shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on said Bonds on and prior to the redemption date or maturity date thereof, as the case may be (and if on the date of such deposit, the Bonds are not actually paid in full, then there shall be provided to the Trustee and the Authority (i) report of an independent firm of nationally recognized certified public accountants verifying the sufficiency of the escrow established to pay the Bonds in full, and (ii) an opinion of nationally recognized bond counsel to the effect that the Bonds are no longer Outstanding under this Indenture); and (c) in the event said Bonds are not by their terms subject to redemption within the next 45 days, the Company Representative shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as the notice of redemption is given pursuant to Section 5.05 hereof, a notice to the owners of such Bonds that the deposit required by (b) above has been made with the Trustee and that payment of said Bonds has been provided for in accordance with this Section and stating such maturity or redemption date upon which monies are to be available for the payment of the principal of and premium, if any, and interest on said Bonds. At such time as payment of any Bonds has been provided for as aforesaid, such Bonds shall no longer be secured by or entitled to the benefits of this Indenture except for the purpose of any payment from such monies or securities deposited with the Trustee. The Company will use its best efforts to obtain from the Rating Agencies the assignment of a rating to the Bonds that have been defeased pursuant to this Section 7.01.
     The release of the obligations of the Authority under this Section shall be without prejudice to the right of the Trustee to be paid reasonable compensation for all services rendered by it hereunder and all its reasonable expenses, charges and other disbursements incurred on or about the administration of the trust hereby created and the performance of its powers and duties hereunder.
     Section 7.02. Liability of Authority Not Discharged. Upon compliance with the provisions of Section 7.01 hereof with respect to all Bonds then Outstanding, this Indenture may be discharged in accordance with the provisions of this Article VII, but the liability of the Authority in respect of such Bonds shall continue provided that the owners thereof shall thereafter be entitled to payment only out of the monies or securities deposited with the Trustee as provided in Section 7.01 hereof.
ARTICLE VIII
DEFAULTS AND REMEDIES
     Section 8.01. Events of Default. Each of the following is hereby defined as and shall be deemed an “Event of Default”:
     (a) default in the payment of the principal of or premium, if any, on any Bond when the same shall become due and payable, whether at the stated maturity thereof, on a sinking fund payment date, or upon proceedings for redemption;
     (b) default in the payment of any installment of interest on any Bond when the same shall become due and payable;
     (c) default shall be made in the observance or performance of any covenant, contract or other provision in the Bonds or this Indenture (other than as referred to in (a) or (b) of this Section) and such default shall continue for a period of 30 days after written notice to the Authority and the Trustee from the owners of at least 25% in aggregate principal amount of the Bonds then Outstanding or to the Authority from the Trustee specifying such default and requiring the same to be remedied; provided, with respect to any such failure covered by this subsection (c), no Event of Default shall be deemed to have occurred so long as a course of action adequate to remedy such failure shall have been commenced within such 30-day period and shall thereafter be diligently prosecuted to completion and the failure shall be remedied thereby; provided further, however, that failure to correct such default within 90 days after receipt of such notice shall constitute an Event of Default; and
     (d) the occurrence of an “event of default” under Section 10.01 of the Loan Agreement.

     Section 8.02. Remedies on Events of Default. Upon the occurrence of an Event of Default, the Trustee shall have the following rights and remedies:
     (a) Acceleration. The Trustee may, and upon the written request of the owners of not less than 25% aggregate principal amount of the sum of the Bonds then Outstanding shall, by notice in writing given to the Authority and the Company, declare the principal amount of all Bonds then Outstanding and the unpaid interest accrued thereon to be immediately due and payable and said principal and interest shall thereupon become immediately due and payable. Upon any declaration of acceleration hereunder, the Authority and the Trustee shall immediately declare all Loan Payments under the Loan Agreement to be immediately due and payable as provided in Section 10.02 of the Loan Agreement.
     (b) Legal Proceedings. The Trustee may, by mandamus or other suit, action or proceeding at law or in equity, enforce the rights of the Bondholders and require the Authority, the Company or any or both of them to carry out the Loan Agreement with or for the benefit of the Bondholders and to perform its or their duties under the Act, the Loan Agreement and this Indenture. The Trustee may also, by action or suit in equity, enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.
     (c) Receivership. The Trustee shall be entitled as a matter of right without notice or demand (such notice being expressly waived hereby), ex parte, to the appointment of a receiver or receivers of the Trust Estate, and of the rents, revenues, income, products and profits thereof, pending such proceedings, but, notwithstanding the appointment of any receiver, trustee or other custodian, the Trustee shall be entitled to the possession and control of any cash, securities or other instruments at the time held by, or payable or deliverable under the provisions of this Indenture to, the Trustee.
     (d) Suit for Judgment on the Bonds. The Trustee shall be entitled to sue for and recover judgment, either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, for the enforcement of any of its rights, or the rights of the Bondholders hereunder, but any such judgment against the Authority shall be enforceable only against the Trust Estate. No recovery of any judgment by the Trustee shall in any manner or to any extent affect the Lien of this Indenture or any rights, powers or remedies of the Trustee hereunder, or any Lien, rights, powers or remedies of the owners of the Bonds, but such Lien, rights, powers and remedies of the Trustee or the Bondholders shall continue unimpaired as before.
     (e) Remedies Under Agreement. The Trustee, as assignee of the Authority, may exercise the remedies provided under the Loan Agreement upon an Event of Default.
     In the event written notice is given by the Bondholders to the Trustee under Section 8.01(c) hereof and upon due receipt of such notice by the Trustee, the Trustee shall immediately give notice with respect to such default to the Company.

     No right or remedy is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative with respect to the Trustee and the Bondholders, and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.
     If any Event of Default shall have occurred and if instructed and directed in writing by the owners of not less than the sum of a majority in aggregate principal amount of Bonds then Outstanding and indemnified as provided in Section 9.01 hereof, the Trustee shall exercise such one or more of the rights and powers conferred by this Section as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Bondholders or as may be set forth in such directions.
     Section 8.03. Majority of Bondholders and Holders of Parity Indebtedness May Control Proceedings. Anything in this Indenture to the contrary notwithstanding and subject to prior notice to the Authority, the owners of the sum of a majority in aggregate principal amount of the Bonds and Parity Indebtedness then Outstanding shall have the right, at any time, to the extent permitted by law, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver, or any other proceedings hereunder; provided that such direction shall not be otherwise than in accordance with the provisions hereof. The Trustee shall not be required to act on any direction given to it pursuant to this Section unless indemnified as provided in Section 9.01 hereof.
     Section 8.04. Rights and Remedies of Bondholders. No owner of any Bond or Parity Indebtedness shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in Section 9.01 hereof, or of which by said Section it is deemed to have notice, nor unless such default shall have become an Event of Default and the owners of the sum of not less than a majority in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered within 10 days either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless they have also furnished to the Trustee indemnity as provided in Section 9.01 hereof nor unless the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and furnishing of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more owners of the Bonds shall have the right in any manner whatsoever to affect, disturb or prejudice the Lien of this Indenture by his, her or their action or to enforce any right hereunder except in the manner herein provided and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the owners of all Bonds then Outstanding. Nothing in this Indenture contained shall, however, affect or impair the right of any owner of Bonds to enforce the payment, by the institution of any suit, action or proceeding in equity or at law, of the principal of, premium, if any, or interest on any

Bond at and after the maturity thereof, or the obligation of the Authority to pay the principal of, premium, if any, and interest on each of the Bonds to the respective owners of the Bonds at the time and place, from the source and in the manner herein and in the Bonds expressed.
     Section 8.05. Application of Monies. All monies received by the Trustee pursuant to any reasonable right given or action taken under the provisions of this Article shall, after payment of the fees of the Trustee, costs and expenses of the proceedings resulting in the collection of such monies and the expenses, liabilities and advances incurred or made by the Trustee, first, to the extent of any deficiency of required amounts in the Rebate Fund be deposited in the Rebate Fund, and thereafter shall be held in trust and all monies so deposited in the Bond Principal Fund and the Bond Interest Fund and all monies held or deposited in the Bond Principal Fund and the Bond Interest Fund during the continuance of an Event of Default shall be applied as follows:
     (a) Unless the principal of all the Bonds and Parity Indebtedness shall have become or shall have been declared due and payable, all such monies shall be applied:
     FIRST, to the payment to the Persons entitled thereto of all installments of interest then due on the Bonds and Parity Indebtedness in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege; and
     SECOND, to the payment to the Persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds and Parity Indebtedness which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of the Indenture), in the order of their due dates, with interest on the unpaid principal of and premium, if any, on such Bonds from the respective dates upon which they became due, at a rate which shall be the highest rate of interest borne by any such Bond and Parity Indebtedness during the 365 days prior to the date on which such Bonds and Parity Indebtedness became due or the maximum rate permitted by law if less than such rate aforesaid and, if the amount available shall not be sufficient to pay in full such Bonds and Parity Indebtedness due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto, without any discrimination or privilege.
     (b) If the principal of all the Bonds and Parity Indebtedness shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon all of the Bonds and such Parity Indebtedness, together with interest on overdue installments of principal at a rate which shall be the highest rate of interest borne by any Outstanding Bond during the 365 days prior to the date on which Bonds become due or the maximum rate permitted by law if less than such rate aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any such Bond over any other such Bond, ratably, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or privilege.
     (c) If the principal of all the Bonds and Parity Indebtedness shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds and Parity Indebtedness shall later become due or be declared due and payable, the monies shall be applied in accordance with the provisions of paragraph (a) of this Section .
     Whenever monies are to be applied pursuant to the provisions of this Section, such monies shall be applied at such times, and from time-to-time, as the Trustee shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit of any such monies and of the fixing of any such date, and shall not be required to make payment to the owner of any Bond and Parity Indebtedness until such Bond and Parity Indebtedness shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.
     Whenever all of the Bonds and Parity Indebtedness and interest thereon have been paid under the provisions of this Section and all expenses and fees of the Trustee and all other amounts to be paid to the Authority hereunder or under the Loan Agreement have been paid, any balance remaining in the Funds shall be paid as provided in Section 3.13 hereof.
     Section 8.06. Trustee May Enforce Rights Without Bonds. All rights of action and claims under this Indenture or any of the Bonds Outstanding hereunder may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or proceedings relative thereto; and any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any owners of the Bonds, and any recovery of judgment shall be for the ratable benefit of the owners of the Bonds subject to the provisions of this Indenture.
     Section 8.07. Trustee to File Proofs of Claim in Receivership, Etc. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting the Trust Estate or the Company, the Authority or the Trustee shall, to the extent permitted by law, be entitled to file such proofs of claims and other documents as may be necessary or advisable in order to have claims of the Trustee and of the Bondholders allowed in such proceedings for the entire amount due and payable by the Authority under this Indenture, or by the Company, as the case may be, at the date of the institution of such proceedings and for any additional amounts which may become due and payable by it after such date, without prejudice, however, to the right of any Bondholder to file a claim in his own behalf.

     Section 8.08. Delay or Omission No Waiver. No delay or omission of the Trustee, any Bondholder or any holder to exercise any right or power accruing upon any default shall exhaust or impair any such right or power or shall be construed to be a waiver of any such default, or acquiescence therein; and every power and remedy given by this Indenture may be exercised from time-to-time and as often as may be deemed expedient.
     Section 8.09. No Waiver of One Default to Affect Another. No waiver of any default hereunder, whether by the Trustee or the Bondholders, shall extend to or affect any subsequent or any other then existing default or shall impair any rights or remedies consequent thereon.
     Section 8.10. Discontinuance of Proceedings on Default; Position of Parties Restored. In case the Trustee shall have proceeded to enforce any rights under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Authority and the Trustee shall be restored to their former positions and rights hereunder with respect to the Trust Estate, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.
     Section 8.11. Waivers of Events of Default. Subject to prior written notice to and prior written consent of the Authority, the Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Bonds, and shall do so upon the written request of the owners of the sum of a majority in aggregate principal amount of all the Bonds then Outstanding in respect of which default exists; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Bonds at the date of maturity or redemption thereof, or any default in the payment when due of the interest on any such Bonds, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and premium, if any (with interest upon such principal and premium, if any, at a rate which shall be 1% per annum above the highest rate of interest borne by any Bond during the 365 days prior to the date on which such principal and premium, if any, were due or the maximum rate permitted by law if less than such rate aforesaid) and all expenses of the Trustee, and all amounts to be paid to the Authority hereunder and under the Loan Agreement, in connection with such default shall have been paid or provided for; or (b) any default in the payment of amounts set forth in Section 5.01(d) of the Loan Agreement. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Authority, the Trustee, the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.
     Section 8.12. Trustee to Notify Parties of Default and Disclose Information Relating to Default. The Trustee shall promptly notify in writing the Authority and the Company of any default hereunder of which it has actual knowledge or the occurrence of any Event of Default. The Trustee shall notify within five Business Days in writing all Bondholders and Notice Beneficial Owners of the occurrence of any Event of Default and shall make available to such Bondholders information reasonably requested of the Trustee concerning the Event of Default, the Bonds, the Company, and such other information relevant to the Event of Default, subject to the provisions of Section 9.01 hereof.
ARTICLE IX
CONCERNING THE TRUSTEE
     Section 9.01. Duties of the Trustee. The Trustee hereby accepts the trusts imposed upon it by this Indenture and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the Trustee:
     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of the affairs of others.
     (b) The Trustee may execute any of the trusts hereof or powers hereunder and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, only if the Trustee has not exercised reasonable care in the selection thereof and shall be entitled to act upon an opinion of independent counsel concerning all matters of the trust hereof and its duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon an opinion of independent counsel and shall not be responsible for any loss or damage resulting from any action or nonaction taken by or omitted to be taken in good faith in reliance upon such opinion of independent counsel.
     (c) The Trustee shall not be responsible for any recital herein or in the Bonds (except in respect to the certificate of authentication of the Trustee endorsed on the Bonds), or for insuring the Trust Estate or collecting any insurance monies or for the validity of the execution by the Authority of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value of or title to the assets of the Company and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Authority, except as hereinafter set forth; but the Trustee may require of the Authority or the Company full information and advice as to the performance of the covenants, conditions and agreements as to the condition of the assets of the Company contained herein or in the Loan Agreement. The Trustee shall not be accountable for the use or application by the Authority or the Company of any of the Bonds or the proceeds thereof or the use or application of any money paid over by the Trustee in accordance with the provisions of this Indenture. The Trustee shall have no obligation to perform any of the duties of the Authority under the Loan Agreement; and the Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Section 6.01 hereof.
     (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may not hold Bonds for its own account.
     (e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bonds shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in place thereof.
     (f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Authority by an Authority Officer or such other person as may be designated for such purpose by the Authority as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.
     (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default, subject to Section 9.01(a) hereof.
     (h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except failure by the Authority to cause to be made any of the payments to the Trustee required to be made by Article III hereof unless the Trustee shall be specifically notified in writing of such default by the Authority or by the owners of at least 25% in aggregate principal amount of Bonds then Outstanding, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the designated corporate trust office of the Trustee; in the absence of such notice so delivered, the Trustee may conclusively assume that there is no default except as aforesaid.
     (i) All monies received by the Trustee shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Indenture or law. The Trustee shall not be under any liability for interest on any monies received hereunder except such as may be agreed upon in writing.

     (j) At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right, but shall not be required, to inspect any and all of the Trust Estate, including all books, papers and records of the Authority pertaining to the Project and the Bonds.
     (k) The Trustee shall not be required to give any note or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.
     (l) Notwithstanding anything in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required, as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the Authority to the authentication of any Bonds, the withdrawal of any cash, the release of any property or the taking of any other action by the Trustee.
     (m) Before taking any action under Section 8.02, 8.03 or 8.04 hereof, the Trustee may require that reasonable indemnity be furnished to it by the owners of the Bonds and for the reimbursement of all expenses which it may incur and to protect it against all liability, except liability which may result from its negligence or willful default, by reason of any action so taken.
     (n) The Trustee may deposit the property held in the Funds with a court of general jurisdiction in the city in which the Trustee is located, or the Authority may file an action to interplead the Trust Estate and the Company, the Authority and any other appropriate parties to such action in the event of the Trustee’s resignation hereunder and the failure of a successor trustee to succeed to the duties of the Trustee hereunder within 90 days of the giving of notice of the Trustee’s resignation. Upon the deposit of such property and the filing of a complaint in interpleader, the Trustee shall be relieved of all liabilities and duties under the Loan Agreement and this Indenture. The Authority and the Company shall thereupon submit themselves to the jurisdiction of the District Court.
     (o) In the event there occurs a conflict of interest arising as the result of the Trustee’s acting as Trustee or in fiduciary capacity with respect to other Indebtedness of the Company, the Trustee shall appoint a Co-Trustee with respect to the Bonds.
     Section 9.02. Fee and Expenses of Trustee. The Trustee shall be entitled to payment and reimbursement for its reasonable fees for its services rendered hereunder as and when the same become due and all expenses reasonably and necessarily made or incurred by the Trustee in connection with such services as and when the same become due as provided in Section 5.01 of the Loan Agreement. The Trustee shall not be entitled to payment of any expenses it incurs related to such resignation upon its resignation as Trustee hereunder unless such resignation is made in relation to the exercise by the Trustee of its rights of interpleader hereunder.

     Notwithstanding any provision in this Indenture or the Loan Agreement to the contrary, any reference or covenant set forth in this Indenture or the Loan Agreement for the payment or remuneration of (a) the reasonable fees, compensation, charges or remuneration of the Trustee, or the like, shall be deemed to reference and include Trustee’s fees and extraordinary Trustee’s fees including reasonable default fees of Trustee upon the occurrence of an Event of Default incurred as a result of the administration of the duties of the Trustee hereunder; and (b) reasonable expenses, costs, out-of-pocket costs, or other reimbursable charges, or the like, shall be deemed to reference and include reasonable attorney’s fees, fees and expenses of independent contractors or agents incurred in the course of the administration of the duties of the Trustee hereunder, and other customary and reimbursable expenditures.
     Section 9.03. Resignation or Replacement of Trustee. The Trustee may resign by giving to the Authority, the Company and the Bondholders 90 days’ notice of such resignation, provided, however that no such resignation shall become effective until a successor has been appointed and has accepted the duties of Trustee. The present or any future Trustee may be removed at any time by the Bondholders by an instrument in writing, executed by the Authority and the Company, so long as the Company is not in default or by the owners of a majority in aggregate principal amount of the Bonds then Outstanding; provided, however, that no such removal shall become effective until a successor has been appointed and has accepted the duties of Trustee hereunder.
     In case the Trustee shall at any time resign or be removed or otherwise become incapable of acting, subject to the prior written approval of the Authority, a successor may be appointed by the owners of a majority in aggregate principal amount of the Bonds Outstanding by an instrument or concurrent instruments signed by such Bondholders, or their attorneys-in-fact duly appointed; provided that the Authority may appoint a successor until a new successor shall be appointed by the Bondholders as herein authorized. The Authority upon making such appointment shall forthwith give notice thereof to the Bondholders and to the Company, which notice may be given concurrently with the notice of resignation given by any resigning Trustee. Any successor so appointed by the Authority shall immediately and without further act be superseded by a successor appointed in the manner above provided by the owners of a majority in aggregate principal amount of the Bonds Outstanding.
     Every successor shall always be a bank or trust company (or a subsidiary thereof) in good standing, qualified to act hereunder, and having a combined capital, surplus and undivided profits of not less than $25,000,000. A successor appointed hereunder shall execute, acknowledge and deliver to the Authority an instrument accepting such appointment hereunder, and thereupon such successor shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trust hereunder with like effect as if originally named as Trustee herein; but the Trustee retiring shall, nevertheless, on the written demand of its successor, execute and deliver an instrument conveying and transferring to such successor, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the predecessor, who shall duly assign, transfer and deliver to the successor all properties and monies held by it under this Indenture. Should any instrument in writing from the Authority be reasonably required by any successor for such vesting and confirming, the Authority shall execute, acknowledge and deliver the said deeds, conveyances and instruments on the request of such successor.

     The notices herein provided for, to be given to the Bondholders, shall be given by mailing a copy of such notices by first class mail to the Bondholders at their addresses as the same shall last appear upon the registration books. The notice herein provided for to be given to the Authority, the Company and the retiring Trustee, shall be given in accordance with Section 11.07 hereof.
     The instruments evidencing the resignation or removal of the Trustee and the appointment of a successor hereunder, together with all other instruments provided for in this Section, shall be filed and/or recorded by the successor Trustee in each recording office where this Indenture shall have been filed and/or recorded.
     Section 9.04. Conversion, Consolidation or Merger of Trustee. Any bank or trust company into which the Trustee or its successor may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer substantially all of its corporate trust business shall be the successor of the Trustee under this Indenture with the same rights, powers, duties and obligations and subject to the same restrictions, limitations and liabilities as its predecessor, all without the execution or filing of any papers or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any of the Bonds to be issued hereunder shall have been authenticated, but not delivered, any successor Trustee may adopt the certificate of any predecessor Trustee, and deliver the same as authenticated; and, in case any of such Bonds shall not have been authenticated, any successor Trustee may authenticate such Bonds in the name of such successor Trustee.
     Section 9.05. Trustee to Retain Information. So long as any of the Bonds shall be Outstanding, the Trustee shall retain all certificates, financial statements and other written information furnished to it by or on behalf of the Company, the Authority or any other Person under this Indenture, the Loan Agreement and any other agreement or instrument pertaining to the Bonds and shall make such documentation available for review after reasonable notice during regular business hours at the designated corporate trust office of the Trustee to any Bondholder and to any Beneficial Owner. The Trustee shall permit such reviewers to take copies of all or any part of such documentation, subject to their payment of such reasonable copying and handling charges as the Trustee may impose.
     In addition, the Trustee shall be required to report to Bondholders and Beneficial Owners who have provided their addresses to the Trustee any withdrawals from the Reserve Fund.
ARTICLE X
SUPPLEMENTAL INDENTURES AND AMENDMENTS OF THE LOAN AGREEMENT
     Section 10.01. Supplemental Indentures. The owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, from time-to-time, to consent to and approve the execution by the Authority and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary or desirable by the Authority for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that without the consent of the owners of all the Bonds at the time Outstanding, nothing herein contained shall permit, or be construed as permitting:
     (a) an extension of the maturity of, or a reduction of the principal amount of, or a reduction of the rate of, or extension of the time of payment of interest on, or a reduction of a premium payable upon any redemption of, any Bond;
     (b) the deprivation of the owner of any Bond then Outstanding of the Lien created by this Indenture (other than as permitted hereby when such Bond was initially issued);
     (c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds except as specifically permitted by this Indenture; or
     (d) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture.
     If at any time the Authority shall request the Trustee to enter into such supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being reasonably indemnified by the Company with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be given to the Authority and the Company in accordance with Section 11.07 hereof and to the Notice Beneficial Owners and the Bondholders by mailing a copy of such notice by first class mail to their addresses as the same shall last appear upon the registration books. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the designated corporate trust office of the Trustee for inspection by all Bondholders. If, within 60 days following the giving of such notice, the owners of the requisite principal amount of the Bonds Outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Authority from executing the same or from taking any action pursuant to the provisions thereof.
     Section 10.02. Execution of Supplemental Indentures. The Trustee is authorized to join with the Authority in the execution of any such supplemental indenture and to make further agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its rights, duties or immunities under this Indenture. Any supplemental indenture executed in accordance with the provisions of this Article shall thereafter form a part of this Indenture and all the terms and conditions contained in any such supplemental indenture as to any provision authorized to be contained therein shall be deemed to be part of this Indenture for any and all purposes. In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the Bonds issued thereafter.
     Section 10.03. Amendments, Etc., of the Loan Agreement. Neither the Authority nor the Trustee shall consent to any other amendment, change or modification of the Loan Agreement without the giving of notice and the written approval or consent of the owners of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding. Such notice and consent shall be given and procured as provided in Section 10.01 hereof.
     If at any time the Authority or the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Loan Agreement, the Trustee shall, upon being reasonably indemnified by the Company with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided in Section 10.01 hereof. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the designated office of the Trustee for inspection by all Bondholders.
ARTICLE XI
MISCELLANEOUS
     Section 11.01. Evidence of Signature of Bondholders and Ownership of Bonds. Any request, consent or other instrument which this Indenture may require or permit to be signed and executed by the Bondholders may be in one or more instruments and executed by such Bondholders in person or by their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of an instrument appointing such attorney, or the ownership of Bonds shall be sufficient (except as otherwise herein expressly provided) if made in the following manner, but the Trustee may, nevertheless, in its discretion require further or other proof in cases where it deems the same desirable:
     (a) the fact and date of the execution by any Bondholder or his attorney of such instrument may be proved by the certificate of any officer authorized to take acknowledgments in the jurisdiction in which he purports to act that the Person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before a notary public; and
     (b) the ownership of any Bonds and the amount and numbers of such Bonds and the date of holding the same shall be proved by the registration books of the Authority kept by the Trustee.
     Any request or consent of the owner of any Bond shall bind all future owners of such Bond in respect of anything done or suffered to be done by the Authority or the Trustee in accordance therewith.
     Section 11.02. Parties Interested Herein. With the exception of rights herein expressly conferred on the Company, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any Person other than the Authority, the Trustee and the owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all the covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Authority shall be for the sole and exclusive benefit of the Authority, the Trustee, and the owners of the Bonds.

     Section 11.03. Titles, Headings, Etc. The titles and headings of the Articles, Sections and subsections of this Indenture have been inserted for the convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 11.04. Severability. In the event any provision of this Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     Section 11.05. Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Oklahoma.
     Section 11.06. Execution in Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 11.07. Notices. All notices, certificates, directions or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified mail, return receipt requested, postage prepaid, or by first-class mail, if this Indenture so provides, addressed as follows:

to the Authority:	Adair County Industrial Authority
c/o Lloyd E. Cole, Jr., Esq.
120 W. Division
Stilwell, OK 74960
Attention: Chairman

to the Trustee:	Bank of Oklahoma, N.A.
9520 North May Avenue, 2nd Floor
Oklahoma City, OK 73120
Telephone: (214) 346-3953
Facsimile: (214) 987-8890

to the Company:	Advanced Environmental Recycling Technologies, Inc.
801 North Jefferson
Springdale, AR 72764
Telephone: (479) 750-1299
Facsimile: (479) 750-1322

to the Underwriter:	Gates Capital Corporation
520 E. Kettle Avenue
Littleton, CO 80122
Telephone: (303) 794-9692
Facsimile: (303) 794-9698
A duplicate copy of each notice, certificate or other communication given hereunder by or to the Authority or the Trustee shall also be given to the Company, the Underwriter and each Notice Beneficial Owner. Alternatively, all notices, certificates or other communications hereunder may be given by telegram or by telecopy (if confirmed promptly telephonically and in writing by the sender of such notice and if receipt of such notice by telecopy is confirmed in writing by the intended recipient). The Authority, the Company, the Underwriter and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.
     Section 11.08. Payments Due on Nonbusiness Days. If the date for making any payment or the last day for performance of any act or the exercise of any right, as provided in this Indenture, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture.
     Section 11.09. Provision of General Application. Any consent or approval of the Authority or Trustee required pursuant to this Indenture shall be in writing and shall not be unreasonably withheld. Any direction given to the Trustee shall be in writing.
     Section 11.10. Waiver of Personal Liability. No member, officer, agent or employee of the Authority shall be individually or personally liable for the payment of the principal of, or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or for the performance or nonperformance of any duty or obligation under this Indenture or otherwise with respect to the Bonds.
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     IN WITNESS WHEREOF, the Authority and the Trustee have caused this Indenture to be executed in their respective corporate names and attested by their duly authorized Officers and the Trustee has caused its corporate seal to be hereto affixed, all as of the date first above written.
[SEAL]

ADAIR COUNTY INDUSTRIAL AUTHORITY

By

Doyle Guthrie, Chairman

Attest:

By

W. Neil Morton, Secretary

BANK OF OKLAHOMA, N.A., as Trustee

By

Bill Barber, Vice President

STATE OF OKLAHOMA	)
	)	ss.
COUNTY OF ADAIR	)
     The foregoing instrument was acknowledged before me this       day of                     , 2007 by                                                              , Chairman of Adair County Industrial Authority, a public trust, on behalf of the trust.

Notary Public
My commission expires:

STATE OF TEXAS	)
	)	ss.
COUNTY OF DALLAS	)
     The foregoing instrument was acknowledged before me this       day of December, 2007 by Bill Barber, Vice President of Bank of Oklahoma, N.A., a national banking association, on behalf of the association.

Notary Public
My commission expires: